EXHIBIT 10.1

                                                                  EXECUTION COPY
                                                                  --------------

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                          SECURITIES PURCHASE AGREEMENT

                                  by and among

                                 COMVERSE, INC.,

                                  AS PURCHASER,

                               CSG SOFTWARE, INC.,

                          CSG AMERICAS HOLDINGS, INC.,

                               CSG NETHERLANDS BV,

              CSG TECHNOLOGY LIMITED, THE COMPANIES TO BE ACQUIRED

                                       and

             CSG SYSTEMS INTERNATIONAL, INC. and CSG NETHERLANDS CV,
              ACTING THROUGH ITS GENERAL PARTNER, CSG INTERNATIONAL
                                 HOLDINGS, LLC

                                   AS SELLERS

                                 _______________

                           Dated as of October 6, 2005




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
                                TABLE OF CONTENTS


                                                                                                       Page


ARTICLE I             DEFINITIONS.......................................................................1

         1.1      Certain Definitions...................................................................1

         1.2      Terms Defined Elsewhere in this Agreement.............................................8

         1.3      Other Definitional and Interpretive Matters..........................................11

ARTICLE II            SALE AND PURCHASE OF SECURITIES, PURCHASE PRICE; CLOSING.........................12

         2.1      Sale and Purchase of Securities......................................................12

         2.2      Purchase Price.......................................................................12

         2.3      Severance Adjustment Amount..........................................................12

         2.4      Payment of Purchase Price............................................................13

         2.5      Purchase Price Adjustment............................................................13

         2.6      Closing Date.........................................................................16

         2.7      Seller Deliveries on the Closing Date................................................16

         2.8      Joint Deliveries on Closing Date.....................................................17

ARTICLE III           REPRESENTATIONS AND WARRANTIES RELATING TO THE SELLERS...........................17

         3.1      Organization and Qualification.......................................................17

         3.2      Authorization; Binding Effect........................................................18

         3.3      Non-Contravention; Consents..........................................................18

         3.4      Ownership and Transfer of Securities.................................................19

         3.5      Litigation...........................................................................19

         3.6      Public Filings.......................................................................19

         3.7      Financial Advisors...................................................................20

ARTICLE IV            REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANIES AND SUBSIDIARIES........20

         4.1      Organization and Qualification.......................................................20

         4.2      Subsidiaries.........................................................................21

         4.3      Authorization; Binding Effect........................................................21

         4.4      Non-Contravention; Consents..........................................................22

         4.5      Title to Property; Principal Equipment; Sufficiency of Assets........................23

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                      PAGE

         4.6      Permits, Licenses....................................................................23

         4.7      Real Estate..........................................................................23

         4.8      Compliance With Laws; Litigation.....................................................24

         4.9      Business Employees...................................................................24

         4.10     Contracts............................................................................27

         4.11     Environmental Matters................................................................28

         4.12     Financial Statements; Undisclosed Liabilities; Absence of Changes....................28

         4.13     Intellectual Property................................................................32

         4.14     Brokers..............................................................................33

         4.15     Certain Tax Matters..................................................................34

         4.16     Receivables..........................................................................37

         4.17     Customers............................................................................37

         4.18     Capitalization.......................................................................37

         4.19     Corporate Records....................................................................39

         4.20     Insurance............................................................................39

         4.21     Related Party Transaction............................................................39

         4.22     Intentionally Omitted................................................................40

         4.23     Certain Payments.....................................................................40

         4.24     Certain Governmental Matters.........................................................40

         4.25     No Other Representations or Warranties...............................................40

ARTICLE V             REPRESENTATIONS AND WARRANTIES OF PURCHASER......................................40

         5.1      Organization and Good Standing.......................................................41

         5.2      Authorization of Agreement...........................................................41

         5.3      Conflicts; Consents of Third Parties.................................................41

         5.4      Litigation...........................................................................42

         5.5      Investment Intention.................................................................42

         5.6      Financial Advisors...................................................................42

         5.7      Financing............................................................................42

         5.8      Inspections; No Other Representations................................................42


                                       ii

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                      PAGE


ARTICLE VI            COVENANTS........................................................................43

         6.1      Access to Information; Confidentiality...............................................43

         6.2      Conduct of the Business Pending the Closing..........................................44

         6.3      Third Party Consents.................................................................48

         6.4      Governmental Consents and Approvals..................................................48

         6.5      Further Assurances...................................................................50

         6.6      Non-Solicitation and Confidentiality.................................................50

         6.7      Preservation of Records..............................................................52

         6.8      Publicity............................................................................52

         6.9      Use of Name..........................................................................52

         6.10     Related-Party Transactions with Non-Management Affiliates............................54

         6.11     Monthly Financial Statements.........................................................54

         6.12     Notification of Certain Matters......................................................55

         6.13     Employees............................................................................55

         6.14     Certain Tax Matters..................................................................58

         6.15     Sellers' Deliverables................................................................59

         6.16     Releases.............................................................................60

         6.17     Earnout Obligations..................................................................60

ARTICLE VII           CONDITIONS TO CLOSING............................................................61

         7.1      Conditions Precedent to Obligations of Purchaser and the Sellers.....................61

         7.2      Conditions Precedent to Obligations of Purchaser.....................................62

         7.3      Conditions Precedent to Obligations of the Sellers...................................63

ARTICLE VIII          INDEMNIFICATION..................................................................64

         8.1      Survival of Representations and Warranties...........................................64

         8.2      Indemnification......................................................................65

         8.3      Indemnification Procedures...........................................................67

         8.4      Limitations on Indemnification for Breaches of Representations and Warranties........68


                                      iii

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                      PAGE

ARTICLE IX            TAX MATTERS......................................................................71

         9.1      Tax Indemnification by the Sellers...................................................71

         9.2      Tax Indemnification by Purchaser.....................................................72

         9.3      Preparation of Tax Returns and Payment of Taxes......................................72

         9.4      Straddle Period Tax Allocation.......................................................73

         9.5      Tax Audits and Indemnification Procedures............................................74

         9.6      Termination of Tax Allocation Agreements.............................................74

         9.7      Carrybacks...........................................................................74

         9.8      338 Elections........................................................................75

         9.9      Transfer Taxes.......................................................................76

         9.10     Disputes.............................................................................76

         9.11     Treatment of Indemnity Payments......................................................76

         9.12     Time Limits..........................................................................76

         9.13     Exclusivity..........................................................................77

         9.14     Purchaser Covenants..................................................................77

         9.15     Refunds and Tax Benefits.............................................................77

         9.16     Cooperation on Tax Matters...........................................................77

ARTICLE X             TERMINATION......................................................................78

         10.1     Termination of Agreement.............................................................78

         10.2     Procedure Upon Termination...........................................................79

         10.3     Effect of Termination................................................................79

ARTICLE XI            MISCELLANEOUS....................................................................79

         11.1     Expenses.............................................................................79

         11.2     Specific Performance.................................................................79

         11.3     Submission to Jurisdiction; Consent to Service of Process; Waiver of Jury Trial......79

         11.4     Entire Agreement; Amendments and Waivers.............................................80

         11.5     Governing Law........................................................................81

         11.6     Notices..............................................................................81

         11.7     Severability.........................................................................82

         11.8     Binding Effect; Assignment...........................................................82

         11.9     Non-Recourse.........................................................................82

         11.10    Counterparts.........................................................................83

                         SECURITIES PURCHASE AGREEMENT


           This SECURITIES PURCHASE AGREEMENT, dated October 6, 2005 (the "Agreement"), by and among Comverse, Inc., a Delaware corporation ("Purchaser"), CSG Software, Inc., a Delaware corporation ("CSG Software"), CSG Americas Holdings, Inc., a Delaware corporation ("CSG Holdings"), CSG Netherlands BV, a company organized under the laws of the Netherlands ("CSG Netherlands") and CSG Technology Limited, a company organized under the laws of Bermuda ("CSG Technology" and, together with CSG Software, CSG Holdings and CSG Netherlands, the "Companies"), CSG Systems International, Inc., a Delaware corporation ("CSG"), and CSG Netherlands CV, a partnership with limited liability organized under the laws of The Netherlands ("CSG Netherlands CV" and, together with CSG, the "Sellers"), with CSG Netherlands CV acting through its general partner, CSG International Holdings, LLC, a Delaware limited liability company ("CSG International").

                              W I T N E S S E T H:

           WHEREAS, the Sellers own (i) all of the issued and outstanding capital stock of each of CSG Software, CSG Holdings, CSG Netherlands and CSG Technology and (ii) nominal interests in certain Subsidiaries of the Companies (collectively, the "Securities");

           WHEREAS, the Sellers desire to sell to Purchaser, and Purchaser desires to purchase from the Sellers, the Securities for the Purchase Price and upon the terms and conditions hereinafter set forth; and

           WHEREAS, certain terms used in this Agreement are defined in Section 1.1;

           NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

           1.1 Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:

           "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

           "Affiliated Group" means any affiliated group within the meaning of
Section 1504 of the Code or any comparable or analogous group under applicable Law.

           "Aggregate Retention Amount" means the aggregate of all Retention Amounts.

           "Benefit Plan" means each Pension Plan, welfare plan and employment, bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock option, stock purchase, phantom stock, performance, retirement, thrift, savings, stock bonus, excess benefit, supplemental unemployment, paid time off, perquisite, fringe benefit, vacation, sick leave, severance, disability, death benefit, hospitalization, medical, dental, life insurance, welfare benefit or other plan, program or arrangement (whether written or unwritten), in each case, maintained or contributed to, or required to be maintained or contributed to, by any Seller, any Affiliate of the Sellers or any of the Companies or Subsidiaries for the benefit of any present or former directors, officers or employees of any of the Companies or Subsidiaries or the Business.

           "Business" means the businesses and operations of the Companies and Subsidiaries, including the Global Services and Software business and the Integrated Customer Management System business and excluding the FairPoint Business.

           "Business Day" means any day of the year on which national banking institutions in New York are open to the public for conducting business and are not required or authorized to close.

           "Business Employees" means the employees of the Sellers or their Affiliates (other than any of the Companies or Subsidiaries) who render services primarily in connection with the Business and whose names are set forth in the Side Letter, which also sets forth the length of service, position held, job location, annual base salary, commission eligibility, incentive plan target, work status (i.e., actively at work or on approved leave, stating the duration of such leave) and employer of each such Business Employee.

           "Cash" means the amount of cash, cash equivalents, and short-term investments, calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

           "Cash Adjustment Amount" means the sum of (a) the amount payable, if any, by Purchaser if Purchaser elects to acquire the Excess Cash Amount calculated in accordance with Section 7.3(e), and (b) an amount equal to the lesser of (i) 70% of Closing Cash in excess of $1,100,000 and (ii) $4,410,000.

           "Code" means the Internal Revenue Code of 1986, as amended.

           "Company Plan" means any Benefit Plan that is sponsored or maintained by any Company or any of the Subsidiaries for the benefit of any present or former directors, officers or employees of any Company or Subsidiary.

           "Company Transaction Expenses" means, except as otherwise expressly set forth in this Agreement (including Section 9.9), the aggregate amount of all out-of-pocket fees and expenses, incurred by or on behalf of and to be paid by, any of the Companies or Subsidiaries to the extent relating to the selling of the Companies or otherwise relating to the negotiation, preparation or execution of this Agreement or any documents or agreements contemplated hereby or the performance or consummation of the transactions contemplated hereby, including
(A) any fees associated with filings required by the HSR Act or competition filings to be made in foreign jurisdictions required to be paid in accordance with Section 11.1 hereof; (B) any fees and expenses associated with obtaining necessary or appropriate waivers, consents or approvals of any Governmental Body or third parties on behalf of any of the Companies or any of the Subsidiaries (other than as provided in Section 6.3), (C) any fees or expenses associated with obtaining the release and termination of any Liens; (D) all brokers' or finders' fees; (E) fees and expenses of counsel, advisors, consultants, investment bankers, accountants, and auditors and experts; (F) all sale, "stay-around," retention, or similar bonuses or payments to current or former directors, officers, employees and consultants payable as a result of or in connection with the transactions contemplated hereby (other than the Aggregate Retention Amount and any severance obligations in respect of actions taken by Purchaser); and (G) fees and expenses to the extent attributable to the Reorganization.

           "Contract" means any contract, agreement, indenture, note, bond, mortgage, loan, instrument, lease, license, commitment or other arrangement, understanding, undertaking, commitment or obligation, whether written or oral.

           "CSG Common Stock" means the common stock, $0.01 par value per share, of CSG.

           "CSG Common Stock Closing Price" means a dollar amount equal to the closing price per share of the CSG Common Stock on the NASDAQ Stock Market on the trading day which is two (2) days immediately preceding the Closing Date.

           "Environmental Law" means any Law in any way relating to the protection of the environment or natural resources in connection with the presence of, or any Remedial Action taken in relation to, a Hazardous Material in the soil or any body of water, including but not limited to, any ground water, surface water or aquifer, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Clean Water Act (33 U.S.C. ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.) the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. ss. 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.), as each has been or may be amended and the regulations promulgated pursuant thereto and in each case, as in effect on or prior to the Closing Date or, with respect to representations and warranties made on the date hereof and as of the Closing, on or prior to the date hereof and on or prior to the Closing Date.

           "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

           "Escrow Account" means a separate account, set up pursuant to the Escrow Agreement, where the Escrow Amount shall be held for disbursement by the Escrow Agent.

           "Escrow Amount" means the sum of (a) the amount of any additional purchase price payable in respect of the Excess Cash Amount if Purchaser elects to acquire the Excess Cash Amount under Section 7.3(e) calculated in accordance with Section 7.3(e) and determined as if the Excess Cash Amount as of the Closing Date equals (i) the Cash of the Companies and Subsidiaries as set forth on the most recent unaudited monthly financial statements of the Companies and Subsidiaries delivered to Purchaser pursuant to Section 6.11 prior to the Closing Date less (ii) any Cash dividends paid by the Companies or Subsidiaries to the Sellers and their Affiliates (other than the Companies and Subsidiaries) since the date of such financial statement (the result of clauses (i) and (ii) shall be referred to "Estimated Closing Cash") and (b) an amount equal to the lesser of (i) 70% of Estimated Closing Cash in excess of $1,100,000 and (ii) $4,410,000.

           "FairPoint Business" means the service bureau business contract by and among CSG Software, Inc. and FairPoint Communications, Inc.

           "GAAP" means generally accepted accounting principles in the United States as of the date hereof.

           "Governmental Body" means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

           "Hazardous Material" means any substance, material or waste that is regulated, classified, or otherwise characterized under or pursuant to any Environmental Law as "hazardous," "toxic," "pollutant," "contaminant," "radioactive," or words of similar meaning or effect, including petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, mold and urea formaldehyde insulation.

           "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

           "Indebtedness" of any Person means, without duplication, (i) the principal, accreted value, accrued and unpaid interest, prepayment and redemption premiums or penalties (if any), unpaid fees or expenses and other monetary obligations in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising in the Ordinary Course of Business (other than the current liability portion of any indebtedness for borrowed money)); (iii) all obligations of such Person under leases required to be capitalized in accordance with GAAP; (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction; (v) all obligations of such Person under interest rate or currency swap transactions (valued at the termination value thereof); (vi) the liquidation value, accrued and unpaid dividends; prepayment or redemption premiums and penalties (if any), unpaid fees or expenses and other monetary obligations in respect of any redeemable preferred stock of such Person; (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations; and (viii) all obligations of the type referred to in clauses (i) through (vii) of other Persons secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person).

           "Intellectual Property" shall mean all of the rights arising from or in respect of the following, whether protected, created or arising under the Laws of the United States or any foreign jurisdiction: (A) patents, patent applications, any reissues, reexaminations, divisionals, continuations, continuations-in-part and extensions thereof; (B) trademarks, service marks, trade names (whether registered or unregistered), service names, industrial designs, brand names, brand marks, trade dress rights, Internet domain names, identifying symbols, logos, emblems, signs or insignia, and including all goodwill associated with the foregoing; (C) copyrights, whether registered or unregistered (including copyrights in computer software programs), mask work rights and registrations and applications therefor); (D) confidential and proprietary information, or non-public know-how, trade secrets and information, in each case excluding any rights in respect of any of the foregoing that comprise or are protected by items listed in clauses (B) or (C) above; and (E) all applications, registrations and permits related to any of the foregoing clauses (A) through (D).

           "IRS" means the Internal Revenue Service.

           "Knowledge" means the knowledge after due inquiry of the individuals set forth on Schedule 1.1.

           "Law" means any foreign, federal, state or local law (including common law), statute, code, ordinance, rule, regulation or Order.

           "Legal Proceeding" means any judicial, administrative or arbitral actions, suits, mediation, investigation, inquiry, proceedings or claims (including counterclaims) by or before a Governmental Body.

           "Liability" means any debt, loss, damage, adverse claim, fine, penalty, liability or obligation (whether direct or indirect, known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, matured or unmatured, determined or determinable, liquidated or unliquidated, or due or to become due, and whether in contract, tort, strict liability or otherwise), and including all costs and expenses relating thereto including all fees, disbursements and expenses of legal counsel, experts, engineers and consultants and costs of investigation.

           "Lien" means, with respect to any property or asset, any lien, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, proxy, voting trust or agreement, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever in respect to any property or asset.

           "Material Adverse Effect" means any change, effect, event, occurrence or state of facts that, individually or in the aggregate, is materially adverse to (i) the business, assets, liabilities, properties, financial condition or results of operations of the Business, taken as a whole or (ii) the ability of each of the Sellers to consummate the transactions contemplated by this Agreement or to perform their obligations under this Agreement or the Seller Documents, other than, in the case of clause (i) above, any change, effect, event, occurrence or state of facts (A) affecting the United States economy or the economies of other jurisdictions in which a material portion of the Business is conducted or (B) affecting the billing and customer care industry in general.

           "Non-Transferred Employees" means the Business Employees who are identified in the Transfer Notice as employees whose employment is not to be transferred to any Company or Subsidiary in accordance with Section 6.13 of this Agreement.

           "Order" means any order, injunction, judgment, doctrine, decree, ruling, writ, assessment or arbitration award of a Governmental Body.

           "Ordinary Course of Business" means the ordinary and usual course of Business through the date hereof consistent with past practice.

           "Permits" means any approvals, authorizations, consents, licenses, permits or certificates of a Governmental Body.

           "Permitted Exceptions" means (i) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance which have been delivered to Purchaser; (ii) liens for current Taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings, provided an appropriate reserve has been established therefor in the Financial Statements in accordance with GAAP; (iii) mechanics', carriers', workers', and repairers' Liens arising or incurred in the Ordinary Course of Business that are not material to the business, operations or financial condition of the property of the Companies or Subsidiaries so encumbered and that are not resulting from a breach, default or violation by any of the Sellers, Companies or Subsidiaries of any Contract or Law; and (iv) zoning, entitlement and other land use and environmental regulations by any Governmental Body, provided that such regulations have not been violated.

           "Person" means any individual, corporation, limited liability company, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

           "Release" means any release, spill, emission, leaking, pumping, poring, injection, deposit, dumping, emptying, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any property.

           "Remedial Action" means all actions including any capital expenditures undertaken to (i) clean up, remove, treat or in any other way address any Hazardous Material; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care; or (iv) correct a condition of noncompliance with Environmental Laws.

           "Retention Amount" means, with respect to each outstanding (a) unvested option to purchase CSG Common Stock held by a Continuing Employee or
(b) each share of restricted CSG Common Stock subject to vesting held by a Continuing Employee, in each case that will vest or restrictions associated therewith will lapse within one calendar year of the Closing Date, the product of (i) the number of shares of CSG Common Stock subject to such unvested option or the number of shares of restricted CSG Common Stock, (ii) the CSG Common Stock Closing Price less, in the case of options, the applicable exercise price associated therewith, if any, and (iii) a fraction, the numerator of which is the number of days during such vesting period that have elapsed since the grant date or most recent anniversary thereof and the denominator of which is 365.

           "Securities Act" means the Securities Act of 1933, as amended.

           "Side Letter" means that certain letter from CSG to Purchaser dated as of the date hereof setting forth the matters expressly contemplated herein.

           "Subsidiary" means any Person of which (i) a majority of the outstanding share capital, voting securities or other equity interests are owned, directly or indirectly, by any Company or (ii) any Company is entitled, directly or indirectly, to appoint a majority of the board of directors, board of managers or comparable body of such Person.

           "Tax" or "Taxes" means (i) any and all federal, state, local or foreign taxes or other like charges, fees, imposts, levies or assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes and customs duties, (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any Taxing Authority in connection with any item described in clause (i) and (iii) any liability in respect of any items described in clauses
(i) or (ii) payable by reason of Contract, assumption, transferee liability, operation of Law, Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof of any analogous or similar provision under Law) or otherwise.

           "Taxing Authority" means the IRS and any other Governmental Body responsible for the administration of any Tax.

           "Tax Return" means any return, report or statement required to be filed with respect to any Tax (including any elections, declarations, schedules or attachments thereto, and any amendment thereof) including any information return, claim for refund, amended return or declaration of estimated Tax, and including, where permitted or required, affiliated, combined, consolidated or unitary returns for any group of entities that includes the Company or any of the Subsidiaries.

           1.2 Terms Defined Elsewhere in this Agreement. For purposes of this Agreement, the following terms have meanings set forth in the sections indicated:

Term                                                         Section
----                                                         -------

1936 Act                                                     4.15(u)
1997 Act                                                     4.15(u)
2005 Annual Bonus                                            6.13(c)
Accrued Days                                                 6.13(b)
Agreement                                                    Recitals
Ancillary Agreements                                         7.1(d)
Antitrust Division                                           6.4(a)
Antitrust Laws                                               6.4(b)
Arbiter                                                      2.5(c)
Basket                                                       8.4(a)
BSNL                                                         8.2(a)(viii)
Business Intellectual Property                               4.13(b)(ii)
Cap                                                          8.4(b)
Closing                                                      2.6
Closing Cash                                                 2.5(a)
Closing Cash Statement                                       2.5(b)
Closing Net Assets Statement                                 2.5(b)
Closing Date                                                 2.6
Closing Working Capital                                      2.5(a)


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
Term                                                         Section
----                                                         -------

Closing Working Capital Statement                            2.5(b)
Companies                                                    Recitals
Company Documents                                            4.3(a)
Company Marks                                                6.9(a)
Confidential Information                                     6.6(b)
Confidentiality Agreement                                    6.1(b)
Continuing Employee                                          6.13(a)
Corporate                                                    4.12(a)(ii)
CSG                                                          Recitals
CSG Australia                                                4.9(h)(i)
CSG Holdings                                                 Recitals
CSG Holdings Common Stock                                    4.18(b)
CSG International                                            Recitals
CSG Netherlands                                              Recitals
CSG Netherlands CV                                           Recitals
CSG Netherlands Common Stock                                 4.18(c)
CSG Software                                                 Recitals
CSG Software Common Stock                                    4.18(a)
CSG Technology                                               Recitals
CSG Technology Common Stock                                  4.18(d)
Da Vinci Obligations                                         6.17
Distribution Agreement                                       7.1(d)
employee pension benefit plan                                4.9(b)
Escrow Agent                                                 7.1(e)
Escrow Agreement                                             7.1(e)
Estimated Closing Cash                                       1.1(Definition of
                                                             Escrow Amount)
Excess Cash Amount                                           7.3(e)
excess parachute payment                                     4.9(b)
Exchange Act                                                 3.6(a)
Financial Statements                                         4.12(a)
Foreign Plan                                                 4.9(c)
FTC                                                          6.4(a)
Government Contract                                          4.24
Included Current Assets                                      2.5(a)
Included Current Liabilities                                 2.5(a)
Loss                                                         8.2(a)
Losses                                                       8.2(a)
Marked Assets                                                6.9(b)(iii)
Material Contract                                            4.10
Net Assets Statement                                         4.12(a)(ii)
New Hire                                                     6.2(b)(v)
Pension Plan                                                 4.9(b)
Personal Property Leases                                     4.5(b)

Term                                                         Section
----                                                         -------

Plan                                                         4.9(h)(iii)
Pre-Closing Taxable Period                                   9.1
Post-Closing Taxable Period                                  9.2
Purchase Price                                               2.2
Purchase Price Decrease                                      2.5(d)
Purchase Price Increase                                      2.5(d)
Purchaser                                                    Recitals
Purchaser Documents                                          5.2
Purchaser Indemnified Parties                                8.2(a)
Purchaser Material Adverse Effect                            5.1
Purchaser's Savings Plan                                     6.13(d)
Purchaser Special Representations                            8.1
Real Property Lease                                          4.7(a)
Real Property Leases                                         4.7(a)
Registered Intellectual Property                             4.13(a)
Related Persons                                              4.21
Relocation and Tuition Benefits                              6.13(b)
Reorganization                                               6.2(c)
Required Consents                                            4.4(b)
SEC                                                          3.6(a)
SEC Documents                                                3.6(a)
Section 338(h)(10) Election                                  9.8(b)(i)
Securities                                                   Recitals
Seller Documents                                             3.2(a)
Seller Indemnified Parties                                   8.2(b)
Seller Name                                                  6.9(b)(i)
Seller Required Consents                                     3.3(b)
Seller Special Representations                               8.1
Seller Statute of Limitation Representation                  8.1
Sellers                                                      Recitals
Severance Amount Shortfall                                   2.3
Severance Notice                                             6.13(a)
SGAA                                                         4.9(h)(iii)
Straddle Period                                              9.4
Survival Period                                              8.1
Target Working Capital                                       2.5(a)(ii)
Tax Benefit                                                  8.4(f)
Tax Claim                                                    9.5(a)
Termination Date                                             10.1(a)
Third Party Claim                                            8.3(b)
Title IV Plan                                                4.9(b)
TRA                                                          4.9(b)
Transfer Notice                                              6.13(a)
Transferred Business Employees                               6.13(a)
Transition Services Agreement                                7.1(c)
Working Capital Adjustments                                  2.5(a)

           1.3 Other Definitional and Interpretive Matters.

           (a) Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

           Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

           Dollars. Any reference in this Agreement to $ shall mean U.S.
dollars.

           Exhibits/Schedules. The Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement.

           Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

           Headings. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any "Section" are to the corresponding Section of this Agreement unless otherwise specified.

           Herein. The words such as "herein," "hereinafter," "hereof," and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

           Including. The word "including" or any variation thereof means "including, without limitation" and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

           (b) The obligation of a party to use reasonable commercial efforts to accomplish an objective means that the obligated party is required to make a diligent, reasonable and good faith effort to accomplish the applicable objective. Such obligation, however, does not require any unreasonable expenditure of funds or incurrence of Liability on the part of the obligated party (in each case, in the context of the expenditure to be made or Liability to be incurred); provided, however, that the foregoing shall not require that the obligated party act in a manner that would be contrary to normal commercial practices in order to accomplish the objective. The fact that the objective is or is not actually accomplished is no indication that the obligated party did or did not in fact utilize its reasonable commercial efforts in attempting to accomplish the objective.

           (c) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

           (d) For purposes of this Agreement, references to documents made available to Purchaser from the Sellers and/or the Companies shall be deemed to include only those documents made available, or indicated as made available, in the online data room maintained by Sellers' counsel prior to October 5, 2005.

                                   ARTICLE II

            SALE AND PURCHASE OF SECURITIES, PURCHASE PRICE; CLOSING

           2.1 Sale and Purchase of Securities. Upon the terms and subject to the conditions contained herein, on the Closing Date, each Seller agrees to sell to Purchaser, free and clear of any and all Liens, and Purchaser agrees to purchase from each Seller, the Securities owned by such Seller and listed on Exhibit A hereto.

           2.2 Purchase Price. The aggregate purchase price to be paid by Purchaser for the Securities shall be an amount in cash equal to $251,000,000
(a) less (i) the Aggregate Retention Amount and (ii) any Company Transaction Expenses unpaid as of the Closing Date and (b) subject to adjustment as provided in Section 2.3 (the "Purchase Price"), subject to further adjustment as provided in Section 2.5.

           2.3 Severance Adjustment Amount. If the aggregate of the severance for the Non-Transferred Employees is less than $3,000,000, the Purchase Price shall be reduced by the amount of such difference (the "Severance Amount Shortfall"). For purposes hereof, the amount of severance for each Non-Transferred Employee shall be equal to the lesser of (a) the amount of severance for such Non-Transferred Employee reflected in Exhibit E of the Side Letter and (b) the amount of severance for such Non-Transferred Employee determined under the applicable severance policy of the Sellers in effect as of the date hereof (other than the individuals set forth on Schedule 2.3, which individuals shall not be considered for purposes of aggregation) and set forth in the Severance Notice.

           2.4 Payment of Purchase Price. The Side Letter sets forth the Retention Amount for each Continuing Employee determined (a) as if the Closing Date were November 30, 2005, (b) assuming that all Business Employees are Transferred Business Employees and (c) assuming that the CSG Common Stock Closing Price is $21.70. The Aggregate Retention Amount shall be determined utilizing the information set forth in the Side Letter and making only necessary adjustments to contemplate the actual Closing Date, the actual CSG Common Stock Closing Price, the actual Non-Transferred Employees, any termination of such rights triggered as a result of the termination of employment of the holder thereof, any further acceleration of vesting of such options to acquire CSG Common Stock or shares of CSG Common Stock subject to restrictions, in each case, in accordance with the Side Letter and the inclusion of additional Business Employees engaged by the Sellers and their Affiliates (other than the Companies and Subsidiaries) in the Integrated Customer Management System business; provided that the aggregate value of the unvested options to acquire CSG Common Stock (based upon the spread between an assumed stock market price of $21.70 per share and the exercise price per share) and CSG Common Stock subject to restrictions (based on a stock market price of $21.70 per share) held by such additional Business Employees shall not exceed $250,000. The Sellers shall, within 10 Business Days after the date hereof, provide Purchaser an updated Exhibit A to the Side Letter solely to reflect the inclusion of additional Business Employees engaged by the Sellers and their Affiliates (other than the Companies and Subsidiaries) in the Integrated Customer Management System business. Two (2) Business Days prior to the Closing Date, the Sellers and Purchaser shall agree, in good faith, upon the Escrow Amount and the amount of adjustments to the Purchase Price contemplated by clause (a) of Section 2.2. On the Closing Date, Purchaser shall pay the Purchase Price, as so calculated, to the Sellers in the percentages set forth in a letter to be delivered by the Sellers to Purchaser at least three (3) days prior to Closing by wire transfer of immediately available funds into accounts designated in such letter. On the Closing Date, Purchaser shall pay the Escrow Amount to the Escrow Agent in cash payable by wire transfer of immediately available funds for deposit into the Escrow Account.

           2.5 Purchase Price Adjustment.

           (a) Closing Working Capital. Following the Closing, the Purchase Price shall be adjusted as provided herein in the event that (i) Closing Working Capital is less than the Target Working Capital, (ii) Purchaser elects to acquire the Excess Cash Amount by paying the amount calculated in accordance with Section 7.3(e) or (iii) the Cash of the Companies and Subsidiaries as of the Closing Date (the "Closing Cash") exceeds $1,100,000. "Target Working Capital" shall be negative $21,000,000. "Closing Working Capital" means (A) the combined Included Current Assets of the Companies and Subsidiaries, less (B) the combined Included Current Liabilities of the Companies and Subsidiaries, plus
(C) the sum of Working Capital Adjustments, all determined as of the opening of business on the Closing Date. "Included Current Assets" means current assets of the Companies and Subsidiaries, as defined under, and determined in accordance with, GAAP applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the audited consolidated financial statements of CSG and its subsidiaries for the most recent fiscal year end as if such accounts were being prepared and audited as of a fiscal year end. "Included Current Liabilities" means current liabilities of the Companies and Subsidiaries as defined under, and determined in accordance with, GAAP applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the audited consolidated financial statements of CSG and its subsidiaries for the most recent fiscal year end as if such accounts were being prepared and audited as of a fiscal year end. "Working Capital Adjustments" means the sum of the following adjustments: (A) a negative adjustment equal to the amount of Cash of the Companies and Subsidiaries, (B) a negative adjustment equal to $2,500,000, which is related to a predetermined adjustment for the allowance for doubtful accounts, (C) a negative adjustment equal to the excess of (1) the full amount of unpaid 2005 incentive bonus compensation for Continuing Employees expected to be accrued as of December 31, 2005 over (2) the amount of accrued but unpaid 2005 incentive bonus compensation for Continuing Employees reflected in the Included Liabilities, (D) a negative adjustment equal to the non-current deferred revenue of the Companies and Subsidiaries, (E) a negative adjustment of $5,000,000 in respect of a reserve for Taxes (it being understood and agreed that Included Current Liabilities will not otherwise include any reserve for income Tax contingencies determined in accordance with Statement of Financial Accounting Standards No. 5), and (F) the Closing Working Capital Statement shall not reflect (whether or not it would otherwise reflect) any asset or Liability in respect of any Tax resulting from, arising out of or based on the sale of the Securities hereunder, including any Tax arising as a result of the Section 338(h)(10) Election (as defined in Section 9.8) and any income or franchise Tax payable to any Tax Authority with respect to which the Company or Subsidiary has filed or will file an affiliated, consolidated, combined or unitary Tax Return with a Seller or any of their Affiliates to the extent that such Tax is required to be paid by the Sellers or any of their Affiliates (other than the Companies or Subsidiaries) under applicable Law. All components of Closing Working Capital shall be calculated after taking into account the actions taken pursuant to
Section 6.10, excluding the FairPoint Business and excluding any intercompany accounts receivable or accounts payable between the Companies and Subsidiaries, on the one hand, and CSG and its subsidiaries (other than the Companies and Subsidiaries), on the other. Schedule 2.5(a) provides an illustrative example of the calculations of Closing Working Capital derived from the unaudited consolidated financial statements of CSG and its subsidiaries as of June 30, 2005.

           (b) Closing Net Assets Statement. Within 60 days following the Closing Date, Purchaser shall deliver to the Sellers an unaudited combined statement of net assets of the Companies and Subsidiaries (exclusive of the assets and Liabilities of the FairPoint Business) as of the opening of business on the Closing Date (the "Closing Net Assets Statement"), a statement of Closing Working Capital derived from the Closing Net Assets Statement (the "Closing

Working Capital Statement") and a statement of the Closing Cash, the Excess Cash Amount and the resulting Cash Adjustment Amount, if any, derived from the Closing Net Assets Statement (the "Closing Cash Statement"). Schedule 2.5(b) provides an illustrative example of the calculations of the Cash Adjustment Amount derived from the unaudited consolidated financial statements of CSG and its subsidiaries as of June 30, 2005. The Closing Net Assets Statement shall be derived from the unaudited financial statements of CSG and its subsidiaries prepared in accordance with GAAP applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the audited consolidated financial statements for CSG and its subsidiaries for the most recent fiscal year end as if such Closing Net Assets Statement was as of a fiscal year end.

           (c) Acceptance of Statements; Dispute Procedures. The Closing Net Assets Statement, the Closing Working Capital Statement and the Closing Cash Statement delivered by Purchaser to the Sellers shall be conclusive and binding upon the parties unless the Sellers, within 30 days after delivery to the Sellers of the Closing Net Assets Statement, the Closing Working Capital Statement and the Closing Cash Statement, notify Purchaser in writing that the Sellers dispute any of the amounts set forth therein, specifying the nature of the dispute and the basis therefor. The parties shall in good faith attempt to resolve any dispute and, if the parties so resolve all disputes, the Closing Net Assets Statement, the Closing Working Capital Statement and the Closing Cash Statement, as amended to the extent necessary to reflect the resolution of the dispute, shall be conclusive and binding on the parties. If the parties do not reach agreement in resolving the dispute within 20 days after notice is given by the Sellers to Purchaser pursuant to the second preceding sentence, the parties shall submit the dispute to a mutually satisfactory partner in the New York City office of the accounting firm of PricewaterhouseCoopers or, if no partner at such firm will act, to a partner at such other nationally recognized independent accounting firm which is mutually agreeable to the parties (who shall not have any material relationship with Purchaser or Seller) (the "Arbiter") for resolution. If the parties cannot agree on the selection of a partner at an independent accounting firm to act as Arbiter, the parties shall request the American Arbitration Association to appoint such a partner, and such appointment shall be conclusive and binding on the parties. Promptly, but no later than 20 days after acceptance of his or her appointment as Arbiter, the Arbiter shall determine (it being understood that in making such determination, the Arbiter shall be functioning as an expert and not as an arbitrator), based solely on written submissions by Purchaser and the Seller, and not by independent review, only those issues in dispute and shall render a written report as to the resolution of the dispute and the resulting computation of the Closing Working Capital and the Cash Adjustment Amount which shall be conclusive and binding on the parties. All proceedings conducted by the Arbiter shall take place in The City of New York. In resolving any disputed item, the Arbiter (x) shall be bound by the provisions of this Section 2.5 and (y) may not assign a value to any item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party. The fees, costs and expenses of the Arbiter shall be allocated to and borne by Purchaser and the Sellers based on the inverse of the percentage that the Arbiter's determination (before such allocation) bears to the total amount of the items in dispute as originally submitted to the Arbiter. For example, should the items in dispute total in amount to $1,000 and the Arbiter awards $600 in favor of the Seller's position, 60% of the costs of its review would be borne by Purchaser and 40% of the costs would be borne by the Seller.

           (d) Payment. Upon final determination of Closing Working Capital as provided in Section 2.5(c) above, if Closing Working Capital is less than Target Working Capital, the Purchase Price shall be decreased by the excess (the "Purchase Price Decrease") of Target Working Capital over the Closing Working Capital. Upon final determination of the Cash Adjustment Amount, if any, as provided in Section 2.5(c) above, the Purchase Price shall be increased by the Cash Adjustment Amount, if any, (the "Purchase Price Increase"). If the Purchase Price Decrease exceeds the Purchase Price Increase, the Sellers shall promptly pay to Purchaser the amount of such excess no later than five (5) Business Days after such final determination, together with interest thereon from the Closing Date to the date of payment thereof at the "prime" rate, as announced by The Wall Street Journal, Eastern Edition, from time to time to be in effect, calculated based on a 365 day year and the actual number of days elapsed, and all amounts in the Escrow Account shall be released to Purchaser. If the Purchase Price Increase exceeds the Purchase Price Decrease, Purchaser shall promptly pay to the Sellers in the percentages set forth in the letter referenced in Section 2.4 the amount of such excess no later than five (5) Business Days after such final determination, together with interest thereon from the Closing Date to the date of payment thereof at the "prime" rate, calculated as set forth in the immediately preceding sentence. Any payment to be made by Purchaser to the Sellers pursuant to this Section 2.5(d) will first be made as a payment from the Escrow Account and any amounts remaining in the Escrow Account thereafter shall be released to Purchaser.

           2.6 Closing Date. The consummation of the sale and purchase of the Securities provided for in Section 2.1 hereof (the "Closing") shall take place at the offices of Weil, Gotshal & Manges LLP located at 767 Fifth Avenue, New York, New York 10153 (or at such other place as the parties may designate in writing) at 10:00 a.m. (New York City time) on a date to be specified by the parties (the "Closing Date"), which date shall be no later than the second Business Day after the satisfaction or waiver of the conditions set forth in
Article VIII (other than conditions that by their nature are to be satisfied at Closing, but subject to the satisfaction or waiver of those conditions at such time), unless another time, date or place is agreed to in writing by the parties hereto.

           2.7 Seller Deliveries on the Closing Date. At the Closing, the Sellers shall deliver or cause each Company to deliver, as applicable, to
Purchaser:

           (a) Copies of resolutions, certified by the Secretary of each Company and an authorized person of the Seller, respectively, as to the authorization of this Agreement and all of the transactions contemplated hereby.

           (b) Copies of the releases from Affiliates of each Company, pursuant to Section 6.10.

           (c) Certificates from the Sellers representing the Securities, duly endorsed in blank or accompanied by transfer powers and with all requisite transfer tax stamps attached and otherwise sufficient to transfer the Securities to Purchaser free and clean of all Liens other than Permitted Exceptions;

           (d) Certificates of good standing dated not more than five (5) Business Days prior to the Closing Date with respect to each Company issued by the Secretary of State of jurisdiction of organization for such Company and for each state in which such Company is qualified to do business as a foreign corporation; and

           (e) An affidavit of non-foreign status of CSG that complies with
Section 1445 of the Code and an affidavit of CSG International that none of the Securities being sold by CSG Netherlands CV is a "U.S. real property interest" within the meaning of Section 1445.

           2.8 Joint Deliveries on Closing Date. At the Closing, the Purchaser and the Sellers shall deliver to each other their respective portions of:

           (a) The fully-executed Transition Services Agreement;

           (b) The fully-executed Distribution Agreement; and

           (c) The fully-executed Escrow Agreement.

                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES RELATING TO THE SELLERS

           The Sellers, jointly and severally, hereby represent and warrant to Purchaser that:

           3.1 Organization and Qualification. CSG is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as now conducted. CSG Netherlands CV is a partnership with limited liability duly organized, validly existing and in good standing under the Laws of The Netherlands and, acting through its general partner, CSG International, has all requisite power and authority to own, lease and operate its properties and carry on its business as now conducted. CSG International is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite limited liability company power and authority to own, lease and operate its properties and carry on as business as now conducted.

           3.2 Authorization; Binding Effect.

           (a) Each Seller has all requisite corporate power and authority to execute, perform and deliver this Agreement and each other agreement, document, or instrument or certificate contemplated by this Agreement or otherwise to be executed by such Seller in connection with the consummation of the transactions contemplated by this Agreement (the "Seller Documents") and to effect and consummate the transactions contemplated hereby and thereby, and the execution, delivery and performance of this Agreement and the Seller Documents have been duly authorized by all requisite corporate action.

           (b) This Agreement has been duly executed and delivered by each Seller and this Agreement is, and the Seller Documents, when duly executed and delivered by such Seller will be, valid and legally binding obligations of such Seller, enforceable against such Seller in accordance with their respective terms, except to the extent that enforcement of the rights and remedies created hereby and thereby may be affected by bankruptcy, reorganization, moratorium, insolvency and similar Laws of general application affecting the rights and remedies of creditors and by general equity principles.

           3.3 Non-Contravention; Consents.

           (a) Assuming that all Seller Required Consents have been obtained, the execution, delivery and performance of this Agreement by each Seller and the Seller Documents by such Seller and the consummation of the transactions contemplated hereby and thereby do not and will not: (i) result in a breach or violation of any provision of such Seller's charter, by-laws, partnership agreement, limited liability operating agreement or similar organizational documents, (ii) violate or result in a breach under any provision of any mortgage, deed of trust, conveyance to secure debt, note, loan, indenture, lien, lease, agreement, instrument, order, judgment, decree or other arrangement or commitment to which such Seller is a party or by which such Seller or any of its assets are bound or (iii) violate any applicable Law or Order or Permit by which such Seller or its assets are bound other than, in the case of clauses (ii) and
(iii), any such violation, breach, defaults, acceleration or cancellation of obligations or rights that, individually or in the aggregate, has not had or would not reasonably be expected to have a material adverse effect on the Seller.

           (b) No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to any Person is required to be obtained, made or taken by the Sellers, Companies or Subsidiaries in connection with the execution and delivery of this Agreement or the Seller Documents by any Seller or for the consummation of the transactions contemplated hereby or thereby by any Seller, except for (i) any filings required to be made under any Antitrust Laws and (ii) the items set forth in Schedule 3.3(b) (items (i) and (ii) being referred to herein as the "Seller Required Consents").

           3.4 Ownership and Transfer of Securities. Each Seller is the record and beneficial owner of the Securities indicated as being owned by such Seller on Exhibit A, free and clear of any and all Liens, and such Securities constitute all of the outstanding equity interests of the Companies; provided, however, that CSG International as general partner of CSG Netherlands CV holds legal title to CSG Technology and CSG Netherlands on behalf of, and for the benefit of, CSG Netherlands CV. Each Seller, and with regard to CSG Netherlands CV, acting through its general partner of CSG International, has the power and authority to sell, transfer, assign and deliver the Securities owned by it as provided in this Agreement, and such delivery will convey to Purchaser good and marketable title to such Securities, free and clear of any and all Liens.

           3.5 Litigation. Except as set forth in Schedule 3.5, there is no Legal Proceeding pending or, to the Knowledge of the Seller, threatened against any Seller or to which any Seller is otherwise a party relating to this Agreement, the Seller Documents or the transactions contemplated hereby or thereby.

           3.6 Public Filings.

           (a) CSG has filed with the Securities and Exchange Commission (the "SEC") all forms, reports, schedules, statements, exhibits and other documents required to be filed under the Exchange Act of 1934, as amended (the "Exchange Act"), or the Securities Act, (collectively, the "SEC Documents"). As of its filing date or, if amended, as of the date of the last such amendment, each SEC Document, to the extent that it relates to the Companies, Subsidiaries or the Business, fully complied with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. As of its filing date, or, if amended, as of the date of the last such amendment, each SEC Document filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact with respect to the Companies, Subsidiaries or the Business necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. None of the Companies or Subsidiaries is or has been required to file any forms, reports or other documents with the SEC. All of the audited consolidated financial statements and unaudited consolidated interim financial statements included in the SEC Documents, to the extent that they relate to the Companies, Subsidiaries or the Business (i) have been prepared from, are in accordance with and accurately reflect the books and records of CSG and its consolidated subsidiaries, (ii) fully comply with the applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto (including Regulation S-X), (iii) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and except, in the case of the unaudited interim statements, as may be permitted under the Exchange Act with respect to Quarterly Reports on Form 10-Q, and (iv) fairly present, in all material respects, the consolidated financial position and the consolidated results of operations and cash flows (subject, in the case of unaudited interim financial statements, to normal year end adjustments) of CSG and its consolidated subsidiaries as of the dates and for the periods referred to therein. The reports of CSG's independent auditors regarding CSG's consolidated financial statements in the SEC filings, to the extent they relate to the Companies, Subsidiaries or the Business, have not been withdrawn, supplemented or modified, and none of CSG or any of its subsidiaries has received any communication from its independent auditors concerning any such withdrawal, supplement or modification. CSG has provided to Purchaser copies of all issued auditors' reports, letters to management regarding accounting practices and systems of internal controls, and all responses to such letters from management, in each case to the extent relating to the Companies, the Subsidiaries or the Business, whether the same are issued to CSG or any of its subsidiaries.

           (b) CSG has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) with respect to the Companies, Subsidiaries and the Business; such disclosure controls and procedures are designed to ensure that material information relating to the Companies, Subsidiaries and the Business is made known to CSG's principal executive officer and its principal financial officer by others within those entities; and, to the Knowledge of the Sellers, such disclosure controls and procedures are effective in timely alerting CSG's principal executive officer and its principal financial officer to material information required under the Exchange Act to be included in CSG's periodic reports with respect to the Companies, the Subsidiaries and the Business.

           3.7 Financial Advisors. Except as set forth on Schedule 3.7, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for any Seller, Company or Subsidiary in connection with the transactions contemplated by this Agreement and no Person is or will be entitled to any fee or commission or like payment in respect thereof.

                                   ARTICLE IV

    REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANIES AND SUBSIDIARIES

           The Sellers, jointly and severally, hereby represent and warrant to Purchaser that:

           4.1 Organization and Qualification.

           Each of CSG Software and CSG Holding is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted. CSG Technology is a corporation duly organized, validly existing and in good standing under the laws of Bermuda and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted. CSG Netherlands BV is a limited liability company duly organized, validly existing and in good standing under the laws of the Netherlands and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted. Each Company is duly qualified or authorized to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to be so qualified, authorized or in good standing, individually or in the aggregate, has not had, nor would reasonably be expected to have, a Material Adverse Effect.

           4.2 Subsidiaries. Schedule 4.2 sets forth the name of each Subsidiary and, with respect to each Subsidiary, the jurisdiction in which it is incorporated or organized, the jurisdictions, if any, in which it is qualified to do business, the number of shares of its authorized capital stock (if any), the number and class of shares or other equity interests thereof duly issued and outstanding, the names of all stockholders or other equity owners and the number of shares of stock owned by each stockholder or the amount of equity owned by each equity owner. Each Subsidiary is a duly organized and validly existing corporation, partnership or other entity in good standing under the laws of the jurisdiction of its incorporation or organization and is duly qualified or authorized to do business and is in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to be so qualified, authorized or in good standing, individually or in the aggregate, has not had, nor would reasonably be expected to have, a Material Adverse Effect. Each Subsidiary has all requisite corporate or entity power and authority to own its properties and carry on its business as presently conducted. The outstanding shares of capital stock or other equity interests (if any) of each Subsidiary are validly issued, fully paid and non-assessable and were not issued in violation of any purchase or call option, right of first refusal, subscription right, preemptive right or any similar right. All such shares or other equity interests (if any) represented as being owned by any of the Companies or Subsidiaries are owned by them free and clear of any and all Liens, except as set forth in Schedule 4.2. There is no existing option, warrant, call, right or Contract to which any Subsidiary is a party requiring, and there are no convertible securities of any Subsidiary outstanding which upon conversion would require, the issuance of any shares of capital stock or other equity interests of any Subsidiary or other securities convertible into shares of capital stock or other equity interests of any Subsidiary. No Company owns, directly or indirectly, any capital stock or equity securities of any Person other than the Subsidiaries. Except as set forth on Schedule 4.2 and to the Knowledge of the Sellers and the Companies, there are no contractual restrictions on the ability of the Subsidiaries to make distributions of cash to their respective equity holders.

           4.3 Authorization; Binding Effect.

           (a) Each Company has all requisite corporate power and authority to execute, perform and deliver this Agreement and each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by such Company in connection with the transactions contemplated by this Agreement (collectively, the "Company Documents") and to effect and consummate the transactions contemplated hereby and thereby, and the execution, delivery and performance of this Agreement and the Company Documents have been duly authorized by all requisite corporate action.

           (b) This Agreement has been duly executed and delivered by each Company and this Agreement is, and the Company Documents, when duly executed and delivered by each Company will be, valid and legally binding obligations of such Company, enforceable against such Company, as applicable, in accordance with their respective terms, except to the extent that enforcement of the rights and remedies created hereby and thereby may be affected by bankruptcy, reorganization, moratorium, insolvency and similar Laws of general application affecting the rights and remedies of creditors and by general equity principles.

           4.4 Non-Contravention; Consents.

           (a) Assuming that all Required Consents have been obtained, the execution, delivery and performance of this Agreement and the Company Documents by each Company that will be a party thereto and the consummation of the transactions contemplated hereby and thereby do not and will not: (i) result in a breach or violation of any provision of such Company's charter, by-laws or similar organizational documents, (ii) violate or result in a breach of or constitute an occurrence of default under any provision of, result in the acceleration or cancellation of any right or obligation or a loss of any benefit to which such Company or any of the Subsidiaries of the Company is entitled under, or give rise to a right by any party to terminate, cancel, rescind or amend any right or obligation under, any mortgage, deed of trust, conveyance to secure debt, note, loan, indenture, lien, lease, agreement, instrument, order, judgment, decree or other arrangement or commitment to which such Company or any of the Subsidiaries of the Company is a party or by which such Company, any of the Subsidiaries or such Company's or any of the Subsidiaries' assets are bound,
(iii) violate any applicable Law or Order or Permit by which such Company or any of the Subsidiaries or such Company's or any of the Subsidiaries' assets are bound or (iv) result in the imposition of any Lien, other than Permitted Exceptions, upon any of the assets or properties of such Company or any of the Subsidiaries, other than, in the case of clauses (ii), (iii) and (iv), any such violation, breach, default, acceleration or cancellation of obligations or rights that, individually or in the aggregate, has not had, nor would reasonably be expected to have, a Material Adverse Effect.

           (b) No consent, approval, Order, Permit or authorization of, or registration, declaration or filing with, or notice to any Person is required to be obtained, made or taken by any Company or Subsidiary in connection with the execution and delivery of this Agreement or the Company Documents by any Company that will be a party thereto or for the consummation of the transactions contemplated hereby or thereby by any Company, except for (i) any filings required to be made under any Antitrust Laws, (ii) the items set forth in
Schedule 4.4(b) (items (i) and (ii) being referred to herein as the "Required Consents") and (iii) such consents, approvals, orders, authorizations, registrations, declarations or filings the failure of which to be obtained or made, individually or in the aggregate, has not had, nor would reasonably be expected to have, a Material Adverse Effect.

           4.5 Title to Property; Principal Equipment; Sufficiency of Assets.

           (a) Except as set forth on Schedule 4.5(a), the Companies and the Subsidiaries have good and marketable title to, or valid and enforceable leasehold interests in, all items of tangible personal property used or held for use in connection with the Business as currently conducted, free and clear of any and all Liens, other than the Permitted Exceptions. All such items of tangible personal property which, individually or in the aggregate, are material to the operation of the business of the Company and the Subsidiaries are in adequate operating condition, in light of their age, for the purposes for which they are currently being used.

           (b) Schedule 4.5(b) sets forth all leases of tangible personal property involving annual payments in excess of $100,000 ("Personal Property Leases") relating to tangible personal property used to any significant extent in the Business or to which any Company or any of the Subsidiaries is a party or by which the properties or assets of any Company or any of the Subsidiaries is bound. The Sellers have made available to Purchaser true, correct and complete copies of the Personal Property Leases, together with all amendments, modifications or supplements thereto. Each of the Personal Property Leases is valid, binding and enforceable against each Company or Subsidiary party thereto and, to the Knowledge of the Companies and the Sellers, the other parties thereto in accordance with its terms.

           4.6 Permits, Licenses. Except as set forth on Schedule 4.6, there are no material Permits necessary for or used by any Company or Subsidiary to operate or conduct its business as currently operated or conducted.

           4.7 Real Estate.

           (a) Schedule 4.7(a) sets forth a complete list of all real property and interests in real property leased or subleased by the Company and the Subsidiaries (individually, a "Real Property Lease" and collectively, the "Real Property Leases"). Except as set forth on Schedule 4.7(a), the Real Property Leases constitute all interests in real property used, occupied or held for use to any significant extent in the operation of the Business as currently conducted. All of the real property and buildings, fixtures and improvements thereon are in adequate condition for their current use and operation. The Sellers have made available to Purchaser true, correct and complete copies of the Real Property Leases, together with all amendments, modifications or supplements, if any, thereto.

           (b) Each of the Real Property Leases is valid, binding and enforceable against each Company or Subsidiary party thereto and, to the Knowledge of the Companies and the Sellers, the other parties thereto in accordance with its terms. Each Real Property Lease is in full force and effect and no Company or Subsidiary has violated and, to the Knowledge of the Companies and the Sellers, no landlord thereunder has waived any of the material terms or conditions of any Real Property Lease and all the material covenants to be performed by any Company or Subsidiary and, to the Knowledge of the Companies and the Sellers, the landlord under each such Real Property Lease have been performed in all material respects.

           4.8 Compliance With Laws; Litigation.

           (a) Each Company and Subsidiary is in compliance with all applicable Laws (including Environmental Laws) and all Orders and Permits of or from Governmental Bodies, except for instances of noncompliance or possible noncompliance that, individually or in the aggregate, have not had, nor would reasonably be expected to have, a Material Adverse Effect.

           (b) Except as set forth on Schedule 4.8(b), there is no Legal Proceeding pending or, to the Knowledge of the Sellers and the Companies, threatened against (i) any of the Companies or Subsidiaries, (ii) any Affiliate of the Companies or Subsidiaries with respect to the Business, (iii) any Company Plan (or assets, plan sponsor, plan administrator or plan fiduciary thereof) or
(iv) to the Knowledge of the Companies or the Sellers, any of the officers, directors or employees of any of the Companies, the Subsidiaries, the Sellers or their subsidiaries with respect to activities relating the Business. Except as set forth on Schedule 4.8(b), no Company or Subsidiary (nor any Affiliate of a Company or Subsidiary on behalf thereof) is engaged in any legal action to recover monies due or for damages sustained with respect to the Business.

           4.9 Business Employees.

           (a) The Side Letter accurately sets forth (i) the information referenced in Section 2.4,(ii) a complete and accurate list of all Business Employees, as of the date hereof, setting forth the name, date of employment, position held, job location, annual base salary, sales commission eligibility, incentive plan target, work status (i.e., actively at work, disabled or on approved leave, stating the duration of such leave) and employer of each such Business Employee and (iii) as of the date hereof, a complete and accurate list of all employees of the Companies or Subsidiaries whose services are not primarily dedicated to the Business as of the date hereof, setting forth the name, date of employment, position held, job location, annual base salary, sales commission eligibility, incentive plan target, work status (i.e., actively at work, disabled or on approved leave, stating the duration of such leave) and employer of each such employee.

           (b) Schedule 4.9(b)(i) sets forth a correct and complete list of all Benefit Plans other than those which involve Liabilities of the Companies and Subsidiaries of less than $25,000 individually and $100,000 in the aggregate, and identifies each such Benefit Plan which is a Company Plan. Each Benefit Plan has been operated in material compliance with its terms and all applicable Laws, including ERISA to the extent applicable. Each Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service with respect to "TRA" (as defined in Section 1 of Rev. Proc. 93-39), and Seller is not aware of any circumstances likely to result in revocation of any such favorable determination letter. None of the Seller, its Affiliates, Companies or Subsidiaries provides or is obligated to provide any life insurance or health benefits, including prescription drugs (whether or not insured), to any individual after his or her termination of employment or service with any Company or Subsidiary or the Business, except as may be required under Section 4980B of the Code and at the expense of the individual or the individual's beneficiary. None of the Benefit Plans is a Pension Plan subject to Title IV of ERISA ("Title IV Plan"), and neither any of the Companies nor any of the Subsidiaries has any obligation (contingent or otherwise) with respect to any Title IV Plan. Except as set forth in the Side Letter, as updated in accordance with Section 6.15(b)(i), no current or former director, officer, employee or independent contractor of any of the Companies, the Subsidiaries, or the Business will become entitled to bonus, retirement, severance, job security or similar benefit or enhanced benefits (including acceleration of vesting or exercise of an incentive award), finders fee, commission or similar payment as a result of the transactions contemplated hereby. No amount that could be received (whether in cash, property or vesting of property) as a result of the consummation of the transactions contemplated by this Agreement by any officer, director, employee or independent contractor of any of the Companies, the Subsidiaries or the Business, who is a "disqualified individual" (as defined in proposed Treasury Regulation Section 1.280G-1), would be characterized as an "excess parachute payment" (as defined in Section 280G of the Code). The transactions contemplated by this Agreement are not transactions described in
Section 4069 or 4212(c) of ERISA.

           (c) With respect to each Benefit Plan described in Section 4(b)(4) of ERISA (each, a "Foreign Plan"): (i) all contributions and other payments required by Law or by the terms of such Foreign Plan have been made or, if applicable, accrued in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Plan, the Liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Closing Date, with respect to all current or former participants in such plan according to the actuarial assumptions and valuations most recently used to determined employer contributions to such Foreign Plan, and no transaction contemplated by this Agreement shall cause the assets or insurance obligations to be less than such benefit obligations; and (iii) each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

           (d) Except as set forth on Schedule 4.9(d), with respect to any of the Companies, the Subsidiaries or the Business, there is not currently pending or existing and, to the Knowledge of the Companies and the Sellers, there is not threatened, (i) any strike or other industrial action, including slowdown, work to rule, picketing or work stoppage, (ii) any application for certification of a collective bargaining agent or (iii) union organizing activity with respect to any employees of any of the Companies, the Subsidiaries or the Business. Except as set forth on Schedule 4.9(d), none of the employees of any of the Companies, the Subsidiaries or the Business is covered by any union, collective bargaining or other similar labor agreement.

           (e) None of the Companies nor Subsidiaries has been issued with or is subject to a contribution notice or financial support direction issued by the UK Pensions Regulator in accordance with its powers under Sections 38 and 51 of the Pensions Act 2004 and none of the Companies or Subsidiaries nor any Person connected with or associated with any of the Companies or Subsidiaries, has committed any act or failure to act which could fall within subsection (5) of
Section 38 of the Pensions Act 2004.

           (f) None of the Companies nor Subsidiaries has at any time sponsored, contributed towards or participated in any defined benefit pension plan for current or former employees in the UK or has any Liability with respect to any such arrangement.

           (g) CSG SILICON IBERIA has not performed any Collective Termination of Employment/Dismissals in the last four (4) years.

           (h) Superannuation.

               (i) CSG Australia Pty. Limited ("CSG Australia") is not a party to any agreement or arrangement with any union or industrial organization in respect of superannuation benefits for any of the employees or sub-contractors of CSG Australia.

               (ii) CSG Australia has complied with its obligations under agreements with its employees and sub-contractors in respect of superannuation benefits in Australia.

               (iii) Except as set forth on Schedule 4.9(h)(iii), CSG Australia is only obliged to make employer contributions to the Optimum Superannuation Master Plan ("Plan") on behalf of each of its employees and sub-contractors at nine per cent per annum of their respective superannuation salaries (including base salary and incentive plan payments) in accordance with the Superannuation Guarantee (Administration) Act 1992 (Cth) ("SGAA") and other associated Acts and Regulations and an additional contribution of 1% of superannuation salaries.

               (iv) CSG Australia solely contributes to, and has an obligation to make payments to superannuation funds providing accumulation benefits to their employees and sub-contractors.

               (v) After the Closing, the Sellers will provide Purchaser with information reasonably required by Purchaser and otherwise provide Purchaser with reasonable assistance in relation to the superannuation contribution arrangements CSG Australia has in place as at closing.

               (vi) There is no contract or arrangement between CSG Australia and the trustee of the Plan with respect to CSG Australia's participation in the Plan.

               (vii) To the best of Knowledge, the Plan has satisfied all relevant laws governing superannuation funds in Australia, and in particular, has been a complying superannuation fund within the meaning of the Superannuation Industry (Supervision) Act 1993 (Cth) and has otherwise been administered and managed by the trustee company in a manner that complies with the Superannuation Industry (Supervision) Act 1993 (Cth).

               (viii) As at Closing, no returns are or will be liable to be lodged under the SGAA or any associated legislation and no penalties, fines or charges are or will be payable under any such legislation in respect of any superannuation-related obligations.

           4.10 Contracts.

           Schedule 4.10 contains a complete and accurate list of the following
Contracts: (a) for the sale of any material assets of any Company or Subsidiary other than in the Ordinary Course of Business, (b) for joint ventures or partnerships (constituting legally binding arrangements), (c) containing covenants of any Company or Subsidiary not to compete in any line of business or with any Person in any geographical area or covenants of any other Person not to compete with any Company or Subsidiary in any line of business or in any geographical area, (d) relating to the acquisition (by merger, purchase of stock or assets or otherwise) by any Company or Subsidiary of any operating business related to the Business, (e) customer agreements or agreements licensing to any third person Business Intellectual Property which contain most favored nations clauses and (f) for material non-employee sales representative or distributorship arrangements. Each Contract referred to on Schedule 4.10 and each Contract which will require over the remaining full term thereof payments by or to the Companies or the Subsidiaries of more than $250,000 (each, a "Material Contract") is valid, binding and enforceable against the applicable Company or Subsidiary and, to the Knowledge of the Companies and Sellers, the other parties thereto in accordance with its terms. Except as set forth on
Schedule 4.10 and to the Knowledge of the Companies and the Sellers, none of the Sellers, Companies or Subsidiaries has received any notice that it is in default under, or in breach of, or is otherwise delinquent in, performance under any Material Contract and each of the other parties thereto has performed all obligations required to be performed by such party under, and is not in default under, any Material Contract and no event has occurred that, with notice or lapse of time, or both, would constitute such a default, except for breaches, failures of performance or defaults that, individually or in the aggregate, have not had, nor would not reasonably be expected to have, a Material Adverse Effect. True and correct copies (redacted as to the name of the other party or parties thereto other than a Company or Subsidiary if required by confidentiality provisions thereunder) of each Material Contract listed on
Schedule 4.10 have been made available to Purchaser.

           4.11 Environmental Matters.

           (a) There are no Legal Proceedings pending, or to the Knowledge of the Companies and the Sellers, threatened against any Company or Subsidiary which assert any claim or seek any Remedial Action in connection with any Environmental Law, except for those which, individually or in the aggregate, has not had, nor would reasonably be expected to have, a Material Adverse Effect;

           (b) Except for those matters that, individually or in the aggregate, have not had, nor would reasonably be expected to have, a Material Adverse Effect, none of the owned, operated or leased property of any Company or Subsidiary is subject to any on-going investigation by, Order from or agreement with any Person relating to (i) any Environmental Law or (ii) any Remedial Action;

           (c) To the Knowledge of the Companies and the Sellers, no Company or Subsidiary is subject to any Legal Proceeding or Order, judgment, or settlement alleging or addressing a violation of, or Liability under, any Environmental Law or with respect to any Remedial Action or Release or threatened Release of a Hazardous Material that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect;

           (d) To the Knowledge of the Companies and the Sellers, no Company or Subsidiary has received, any written notice to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of a Hazardous Material, except for any such notices relating to matters that, individually or in the aggregate, have not had, nor would reasonably be expected to have, a Material Adverse Effect.

           (e) The transactions contemplated by this Agreement are not subject to the requirements of any state environmental transfer statutes.

           4.12 Financial Statements; Undisclosed Liabilities; Absence of
Changes.

           (a) Schedule 4.12 contains true and complete copies of the following financial statements of the Companies and Subsidiaries (the "Financial Statements"):

               (i) the unaudited combined statement of net assets of the Companies and Subsidiaries (exclusive of the assets and Liabilities of the FairPoint Business and Corporate assets and Liabilities related to the Business) and the unaudited combined statement of pre-tax results of operations of the Companies and Subsidiaries (exclusive of the revenues and expenses associated with the FairPoint Business and including the Corporate expenses related to the Business) for the year ended December 31, 2004; and

               (ii) the unaudited combined statement of net assets of the Companies and Subsidiaries (exclusive of the assets and Liabilities of the FairPoint Business and the Corporate assets and Liabilities related to the Business) as of June 30, 2005 (such statement of net assets being referred to as the "Net Assets Statement") and the unaudited combined statement of pre-tax results of operations of the Companies and Subsidiaries (exclusive of the revenues and expenses associated with the FairPoint Business and including Corporate expenses related to the Business) for the six-month period ended June 30, 2005. For purposes hereof, "Corporate" means the assets, Liabilities and expenses related to the Business Employees and certain activities related to the Business that are not recorded in the books and records of the Companies and Subsidiaries.

           (b) The Financial Statements referred to in clause (i) of Section 4.12(a) were derived from the audited consolidated financial statements of CSG and its subsidiaries prepared in accordance with GAAP for the year ended December 31, 2004 and the Financial Statements referred to in clause (ii) of
Section 4.12(a) were derived from the unaudited consolidated financial statements of CSG and its subsidiaries prepared in accordance with GAAP for the six (6) months ended June 30, 2005. The Financial Statements were prepared on the basis of the books and records of the Companies, the Subsidiaries and, to the extent applicable, the Sellers (in each case, as of the date of such Financial Statements) and present fairly, in all material respects, the net assets (exclusive of the assets and Liabilities of the FairPoint Business and the Corporate assets and Liabilities related to the Business) of the Companies and Subsidiaries as of the date thereof and the results of their pre-tax operations (excluding the revenues and expenses associated with the FairPoint Business and including Corporate expenses relating to the Business) for each of the periods then ended. With respect to each Contract of the Business as to which revenue is recognized on a percentage of completion or proportional performance accounting basis as reflected in the Financial Statements, the estimated work completed to date used by the Sellers in their accounting conclusions represents the best estimate of the Companies and Subsidiaries of the work completed under such Contract as compared with the entire amount of work required under such Contract.

           (c) Except as set forth on Schedule 4.12(c), none of the Companies nor any of the Subsidiaries has any Liability of any kind whatsoever (whether known or unknown and whether accrued, absolute or contingent) and there is no existing condition, situation or set of circumstances that would reasonably be expected to result in any such Liability, except for (a) Liabilities shown on the Net Assets Statement, (b) Liabilities which have arisen since the date of the Net Asset Statement in the Ordinary Course of Business consistent with past practices and which, individually or in the aggregate, have not had, nor would reasonably be expected to have, a Material Adverse Effect or (c) Liabilities under Contracts that do not arise from a breach or default thereunder.

           (d) All books, records and accounts of the Companies and Subsidiaries are accurate and complete, in all material respects, and are maintained in all material respects in accordance with good business practice and all applicable Laws. The Companies and Subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP and to maintain accountability for assets and
(iii) access to assets is permitted only in accordance with management's general or specific authorization.

           (e) Schedule 4.12(e) sets forth (i) all significant deficiencies identified to CSG by its auditors in the design or operation of internal controls which could adversely affect the ability to record, process, summarize and report financial data relating to the Business, (ii) any material weaknesses identified to CSG by its auditors in internal controls relating to the Business and (iii) the Knowledge of the Companies and the Sellers, any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls with respect to the Business.

           (f) Since December 31, 2004, the Companies and Subsidiaries have conducted their respective businesses only in the Ordinary Course of Business and, since such date, there has not been any effect, occurrence, development or state of circumstances or facts (including any damage, destruction or other casualty loss (whether or not covered by insurance) affecting any Company or Subsidiary) which, individually or in the aggregate, has had, or would be reasonably expected to have, a Material Adverse Effect. Without limiting the generality of the foregoing and except as set forth on Schedule 4.12(f) and, with respect to clause (iii) below, except as expressly provided for in this Agreement, since December 31, 2004:

               (i) there has not been any damage, destruction or loss, whether or not covered by insurance, with respect to the property and assets of any Company or Subsidiary having a replacement cost of more than $250,000 for any single loss or $500,000 for all such losses;

               (ii) there has not been any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of capital stock or other equity interests of any Company or any repurchase, redemption, reduction or other acquisition by any Company or Subsidiary of any outstanding shares of capital stock or other securities of, or other ownership interest in, any Company or any Subsidiary;

               (iii) there has not been any (x) employment, change in control, transaction or sale bonus, deferred compensation, severance, retirement, consulting, managerial services or other similar agreement entered into with any current or former director, officer, employee or independent contractor of the Business or any Company or Subsidiary (or any amendment to any such existing agreement other than as may be required by applicable Law), (y) grant of any severance or termination pay to any current or former director, officer, employee or independent contractor of the Business or any Company or Subsidiary other than pursuant to existing plans, agreements or arrangements or
          (z) change in compensation or other benefits payable to any current or former director, officer, employee or independent contractor of the Business or any Company or Subsidiary, other than the inclusion of any such individual under the standard terms of a Benefit Plan covering employees of the Business or any Company or Subsidiary generally or promotion, merit or cost-of-living increases in base salary, in each case in the Ordinary Course of Business;

               (iv) there has not been any labor dispute involving employees of any Company, any of the Subsidiaries, or the Business, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of any Company, any of the Subsidiaries, or the Business, which employees were not subject to a collective bargaining agreement at the date of the most recent Financial Statements, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to employees of any Company, any of the Subsidiaries, or the Business;

               (v) no Company or Subsidiary has entered into any material transaction or Material Contract other than in the Ordinary Course of Business;

               (vi) no Company or Subsidiary has failed to promptly pay and discharge material current liabilities except where disputed in good faith by appropriate proceedings;

               (vii) no Company or Subsidiary has made any loans, advances or capital contributions to, or investments in, any Person (except to Affiliates of the Sellers or Companies in the Ordinary Course of Business) or paid any fees or expenses to the Sellers (except in the Ordinary Course of Business) or any director, officer, partner, stockholder or Affiliate of the Seller (other than advancement to or reimbursement of travel and similar expenses for employees);

               (viii) no Company or Subsidiary has (A) mortgaged, charged, pledged or subjected to any Lien (other than Permitted Exceptions) any of its material assets, or (B) acquired any assets or sold, assigned, transferred, conveyed, leased or otherwise disposed of any assets of any Company or Subsidiary, except, in the case of clause (B), for assets acquired, sold, assigned, transferred, conveyed, leased or otherwise disposed of in the Ordinary Course of Business;

               (ix) no Company or Subsidiary has canceled or compromised any material debt or claim or amended, canceled, terminated, relinquished, waived or released any Material Contract or right except in the Ordinary Course of Business and which, in the aggregate, would not be expected to be material to the Companies and the Subsidiaries taken as a whole;

               (x) no Company or Subsidiary has made or committed to make any capital expenditures or capital additions in excess of $500,000 individually or $2,500,000 in the aggregate for all of the Companies and Subsidiaries;

               (xi) no Company or Subsidiary has issued, created, incurred, assumed, guaranteed, endorsed or otherwise become liable or responsible with respect to (whether directly, contingently, or otherwise) any material Indebtedness;

               (xii) no Company or Subsidiary has granted any material license or sublicense of any rights under or with respect to any Intellectual Property except in the Ordinary Course of Business;

               (xiii) no Company or Subsidiary has instituted or settled any Legal Proceeding resulting in a payment or loss of revenue in excess of $100,000 in the aggregate; and

               (xiv) none of the Companies or the Seller has agreed, committed, arranged or entered into any understanding to do anything set forth in this Section 4.12(f).

           4.13 Intellectual Property.

           (a) Schedule 4.13(a) sets forth a complete and correct list of registered copyrights, service marks, trademarks, domain names, and patents, together with registrations and applications for registration therefor, owned by any Company or Subsidiary and material to the Business (collectively, the "Registered Intellectual Property").

           (b) Except as set forth in Schedule 4.13(b):

               (i) The operation of the Business by the Companies and the Subsidiaries does not (and will not, upon consummation of the transactions contemplated by this Agreement) infringe, misappropriate, or otherwise violate any Intellectual Property rights of any third Person. There is no Legal Proceeding pending against, and, to the Knowledge of the Companies and the Sellers, no claim or threat received in writing against, any Company or Subsidiary (i) challenging, or seeking to deny or restrict any Intellectual Property rights of any Company or Subsidiary or (ii) alleging that the operation of the Business misappropriates, infringes or otherwise violates any Intellectual Property rights of any third party. To the Knowledge of the Companies and the Sellers, no Seller, Company or Subsidiary has received a written offer within the past three (3) years from any Person to license rights under a patent in connection with the operation of the Business.

               (ii) The Companies and Subsidiaries own or have a valid right to use all copyrights, service marks, trademarks, domain names, patents and other Intellectual Property material to and used in the Business (the "Business Intellectual Property"). As of the Closing Date and except as disclosed to Purchaser in accordance with Section 6.15(a) by the date required therein, the consummation of the transactions contemplated by this Agreement will not alter, impair or extinguish any Business Intellectual Property or the Purchaser's right to use any of the Business Intellectual Property. None of the Business Intellectual Property which is owned by the Companies and Subsidiaries has been adjudged invalid or unenforceable in whole or part.

               (iii) One or more of the Companies or Subsidiaries holds all right, title and interest in and to all Business Intellectual Property owned by any Company or Subsidiary, free and clear of any Lien, except as would not reasonably be expected to have a Material Adverse Effect.

               (iv) To the Knowledge of the Companies and the Sellers, the Companies and Subsidiaries have taken reasonable steps to maintain the confidentiality of all confidential information in their respective possession. To the Knowledge of the Companies and the Sellers, there is no infringement of the Business Intellectual Property by any third party. It is the policy of the Companies and Subsidiaries that employees execute agreements assigning all Intellectual Property created in the course of their employment to the relevant Company or Subsidiary and, to the Knowledge of the Companies and the Sellers, all employees of the Companies and Subsidiaries who make material contributions to the Intellectual Property activities have executed such agreements.

           (c) Intentionally omitted.

           (d) To the Knowledge of the Companies and the Subsidiaries, each of the Intellectual Property Contracts with the vendors or with respect to the products set forth on Schedule 4.13(c) is in full force and effect and is the legal, valid and binding obligation of the applicable Company and/or Subsidiary, enforceable against the applicable Company and/or Subsidiary thereto in accordance with its terms. No Company or Subsidiary is in default in any material respect under any such Contracts with respect to Intellectual Property rights, nor, to the Knowledge of the Companies and the Sellers, is any other party to any such Intellectual Property Contract in default thereunder, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder. No party to any of such Intellectual Property Contracts has exercised any termination rights with respect thereto.

           (e) To the Knowledge of the Sellers, the Companies and Subsidiaries have taken reasonable steps to preserve and maintain records relating to the Business Intellectual Property.

           4.14 Brokers. Other than as set forth on Schedule 3.7, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the Companies or Subsidiaries.

           4.15 Certain Tax Matters.

           (a) Except as set forth on Schedule 4.15(a), all material Tax Returns required to be filed by or on behalf of each of the Companies and Subsidiaries or any Affiliated Group of which each of the Companies and Subsidiaries is or was a member have been duly and timely filed with the appropriate Taxing Authority (after giving effect to any valid extensions of time in which to make such filings), and all such material Tax Returns are true, complete and correct in all material respects.

           (b) Except as set forth on Schedule 4.15(b), each of the Companies and Subsidiaries (or any Affiliated Group of which each of the Companies and Subsidiaries is or was a member at or prior to the Closing) has timely paid (or there has been paid on their behalf) all Taxes shown as due and payable on the Tax Returns that have been filed. With respect to any period for which material Tax Returns have not yet been filed or for which material Taxes are not yet due or owing, each of the Companies and the Subsidiaries has made due and sufficient accruals for material Taxes on their books and records through the end of the last period for which the Company and the Subsidiaries ordinarily record items on their books. All required estimated Tax payments sufficient to avoid any material underpayment penalties or interest have been made by or on behalf of each of the Companies and Subsidiaries.

           (c) Except as set forth on Schedule 4.15(c), the Companies and Subsidiaries have complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes and have duly and timely withheld and paid over to the appropriate Taxing Authority all material amounts required to be so withheld and paid under all applicable Laws or accrued such amounts in their financial statements.

           (d) Purchaser has received true and complete copies of all U.S. federal income Tax Returns of each of the Companies and Subsidiaries relating to the taxable periods since 2002.

           (e) Schedule 4.15(e) lists all types of material Tax Returns currently filed by or on behalf of each of the Companies and Subsidiaries. No claim has been made by a Taxing Authority in a jurisdiction where any of the Companies or Subsidiaries does not file Tax Returns such that they are or may be subject to taxation by that jurisdiction.

           (f) Except as set forth on Schedule 4.15(f), all material deficiencies asserted or assessments made as a result of any examinations by any Taxing Authority of the Tax Returns of, or including, the Companies or Subsidiaries have been fully paid, and there are no other audits or investigations by, or disputes with, any Taxing Authority in progress, nor to Seller's Knowledge has the Seller, any of the Companies or Subsidiaries received notice from any Taxing Authority that it intends to conduct such an audit or investigation. Except as set forth in Schedule 4.15(f), no issue has been raised by any Taxing Authority in any prior examination of the Companies or Subsidiaries which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period.

           (g) Except as set forth on Schedule 4.15(g), none of the Companies or the Subsidiaries nor any other Person on their behalf has (i) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of Law or has to Seller's Knowledge, received written notice from any Taxing Authority proposing any such adjustment, or has any application pending with any Taxing Authority requesting permission for any changes in accounting methods that relate to any of the Companies or Subsidiaries, (ii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of Law with respect to any of the Companies or Subsidiaries, (iii) requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed, (iv) granted any extension of the period for the assessment or collection of Taxes, which period (after giving effect to such extension) has not yet expired, or (v) other than in the Ordinary Course of Business, granted to any Person any power of attorney that is currently in force with respect to any Tax matter.

           (h) Except as set forth on Schedule 4.15(h), none of the Companies or Subsidiaries (i) is a party to any tax sharing, allocation, indemnity or similar agreement or arrangement (whether or not written) pursuant to which it will have any obligation to make any payments after the Closing, (ii) is subject to any private letter ruling of the IRS or comparable rulings of any Taxing Authority and (iii) has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement or (B) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

           (i) Except as set forth on Schedule 4.15(i), none of the Companies or Subsidiaries has ever been a member of any consolidated, combined, affiliated or unitary group of corporations for any Tax purposes other than a group of which any Affiliate of a Seller is the common parent.

           (j) None of the Companies or Subsidiaries has participated in, or cooperated with, an international boycott within the meaning of Section 999 of the Code or any similar provision of Law.

           (k) None of the Companies or Subsidiaries has participated in a "listed transaction" within the meaning of Treasury Regulations Section 1.6011-4(c)(3)(i)(A) or any similar provision of Law.

           (l) Except as set forth on Schedule 4.15(l), none of the Companies or Subsidiaries is currently a party to a "gain recognition agreement," as such term is defined in Treasury Regulations Section 1.367(a)-8 or any similar provision of Law.

           (m) Subject to the elections referred to in Section 6.2(c), Schedule 4.15(m) hereto contains a complete and accurate listing of each of the Companies and Subsidiaries formed under the non-U.S. law indicating, in each case, whether such Company or Subsidiary is classified (within the meaning of Treasury Regulations Sections 301.7701-1 through 301.7701-3) as a corporation, a partnership or disregarded entity for U.S. tax purposes.

           (n) There are no Liens, except for Permitted Exceptions, as a result of any unpaid Taxes upon any of the assets of any of the Companies or Subsidiaries.

           (o) Except as set forth on Schedule 4.15(o), there is no taxable income of any of the Companies or Subsidiaries that will be reportable in a taxable period beginning after the Closing Date that is attributable to a transaction (such as an installment sale) that occurred prior to the Closing.

           (p) Except as set forth on Schedule 4.15(p), each of the Companies and Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to substantial understatement of federal income tax within the meaning of Section 6662 of the Code.

           (q) Except as set forth on Schedule 4.15(q), since December 31, 2004,
(i) there has not been any material change by any Company or Subsidiary in accounting or Tax reporting principles, methods or policies, and (ii) no Company or Subsidiary has made or rescinded any material election relating to Taxes or settled or compromised any material claim relating to Taxes.

           (r) In the event the Sellers cause CSG International or any Affiliate to distribute cash or assets to CSG Netherlands, such distribution will qualify for the "participation exemption" under the tax Law of the Netherlands.

           (s) To the extent applicable, there are no circumstances existing which could result in the application of section 17, section 78, section 79, or sections 80 to 80.04 of the Income Tax Act (Canada), or any equivalent provision under applicable Canadian provincial law, to the Companies or Subsidiaries.

           (t) Except for CSG Systems Canada Corp., the Companies and Subsidiaries are not "Taxable Canadian Property" within the meaning of subsection 248(1) of the Income Tax Act (Canada).

           (u) At Closing, CSG Australia will not have a franking deficit (as provided for in section 160APJ of the Income Tax Assessment Act of 1936 (Commonwealth of Australia) (the "1936 Tax Act") or section 205-40(2) of the Income Tax Assessment Act of 1997 (Commonwealth of Australia) (the "1997 Tax Act") nor, if CSG Australia were to have received immediately before Closing the amount of any refund of Tax which CSG Australia expects to receive after Closing in respect of any period up to Closing, would the refund result in CSG Australia having a franking deficit at Closing.

           (v) CSG Australia is an exempting entity under Australian Law.

           (w) The share capital account of the Companies or Subsidiaries are not tainted share capital accounts within the meaning of Division 7B of Part IIIAA of the 1936 Tax Act (Australia) or any similar provision of Law and the Companies or Subsidiaries have not taken any action that might cause the Companies' or Subsidiaries' share capital account to become a tainted share capital account, nor has an election been made at any time to untaint the Companies' or Subsidiaries' share capital account.

           (x) The sale of the Securities will not result in the application of Subdivision 104-J of the 1997 Tax Act (Australia) to the Companies or Subsidiaries.

           4.16 Receivables. Except as set forth in Schedule 4.16, all billed and unbilled accounts receivable of the Companies and the Subsidiaries set forth in the Net Assets Statement (i) have arisen from bona fide transactions by applicable Company or Subsidiary in the Ordinary Course of Business and represent bona fide claims against debtors for sales and other charges and (ii) are not subject to discount except for normal cash and immaterial trade discounts in the Ordinary Course of Business.

           4.17 Customers. None of the customers of the Companies and Subsidiaries which individually accounted for more than 5% of the gross revenues of the Companies and Subsidiaries relating to the Business during the year ended December 31, 2004 has terminated or indicated in writing that it intends to terminate any agreement with any Company or Subsidiary.

           4.18 Capitalization.

           (a) The authorized capital stock of CSG Software consists of 3,000 shares of common stock, $0.001 par value per share (the "CSG Software Common Stock"). As of the date hereof, there are 1,000 shares of CSG Software Common Stock issued and outstanding and 0 shares of CSG Software Common Stock are held by CSG Software as treasury stock. All of the issued and outstanding shares of CSG Software Common Stock were duly authorized for issuance and are validly issued, fully paid and non-assessable and were not issued in violation of any purchase or call option, right of first refusal, subscription right, preemptive right or any similar rights. All of the outstanding shares of CSG Software Common Stock are owned of record by the Sellers.

           (b) The authorized capital stock of CSG Holdings consists of 3,000 shares of common stock, $1.00 par value per share (the "CSG Holdings Common Stock"). As of the date hereof, there are 3,000 shares of CSG Holdings Common Stock issued and outstanding and 0 shares of CSG Holdings Common Stock are held by CSG Holdings as treasury stock. All of the issued and outstanding shares of

CSG Holdings Common Stock were duly authorized for issuance and are validly issued, fully paid and non-assessable and were not issued in violation of any purchase or call option, right of first refusal, subscription right, preemptive right or any similar rights. All of the outstanding shares of CSG Holdings Common Stock are owned of record by the Seller.

           (c) The authorized capital stock of CSG Netherlands BV consists of 5 shares of common stock, (euro)20,000 par value per share (the "CSG Netherlands Common Stock"). As of the date hereof, there is 1 share of CSG Netherlands Common Stock issued and outstanding and 0 shares of CSG Netherlands Common Stock are held by CSG Netherlands BV as treasury stock. All of the issued and outstanding shares of CSG Netherlands Common Stock were duly authorized for issuance and are validly issued, fully paid and non-assessable and were not issued in violation of any purchase or call option, right of first refusal, subscription right, preemptive right or any similar rights. All of the outstanding shares of CSG Netherlands Common Stock are owned of record by the Sellers

           (d) The authorized capital stock of CSG Technology consists of 12,000 shares of common stock, $1.00 par value per share (the "CSG Technology Common Stock"). As of the date hereof, there are 12,000 shares of CSG Technology Common Stock issued and outstanding and 0 shares of CSG Technology Common Stock are held by CSG Technology as treasury stock. All of the issued and outstanding shares of CSG Technology Common Stock were duly authorized for issuance and are validly issued, fully paid and non-assessable and were not issued in violation of any purchase or call option, right of first refusal, subscription right, preemptive right or any similar rights. All of the outstanding shares of CSG Technology Common Stock are owned of record by the Sellers.

           (e) There is no existing option, warrant, call, right or Contract to which the Sellers, any Company or Subsidiary is a party requiring, and there are no securities of any Company outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any additional shares of capital stock or other equity securities of any Company or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock or other equity securities of any Company. Except as set forth in Schedule 4.18(e), there are no obligations, contingent or otherwise, of any Company or Subsidiary to (i) repurchase, redeem or otherwise acquire any shares of capital stock or other equity interests of any Subsidiary, or (ii) provide material funds to, or make any material investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any Person. Except as set forth on Schedule 4.18(e), there are no outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to any Company or any of the Subsidiaries. There are no bonds, debentures, notes or other indebtedness of any Company or any of the Subsidiaries having the right to vote or consent (or, convertible into, or exchangeable for, securities having the right to vote or consent) on any matters on which stockholders (or other equityholders) of any Company or any of the Subsidiaries may vote. Except as set forth on Schedule 4.18(c), there are no voting trusts, irrevocable proxies or other Contracts or understandings to which any Company, Subsidiary or Seller is a party or is bound with respect to the voting or consent of any shares or the equity interests of any Subsidiary.

           4.19 Corporate Records.

           (a) Each Company has made available to Purchaser true, correct and complete copies of the certificates of incorporation (each certified by the Secretary of State or other appropriate official of the applicable jurisdiction of organization) and by-laws or comparable organizational documents of such Company and each of the Subsidiaries of such Company in each case as amended and in effect on the due date hereof, including all amendments thereto.

           (b) The minute books of each Company and Subsidiary previously made available to Purchaser contain true, correct and complete, in all material respects, records of all meetings and accurately reflect all other corporate action of the stockholders and board of directors (including committees thereof) of the Companies and Subsidiaries. The stock certificate books, the stock transfer ledgers and, where applicable, the public deed of title of ownership of the Companies and the Subsidiaries previously made available to Purchaser are true, correct and complete. All stock transfer taxes levied, if any, or payable with respect to all transfers of shares or equity interests of the Companies and the Subsidiaries prior to the date hereof have been paid and appropriate transfer tax stamps affixed.

           4.20 Insurance. Set forth in Schedule 4.20 is a list of all insurance policies and all fidelity bonds held by or applicable to any Company or Subsidiary setting forth, in respect of each such policy, the policy name, policy number, carrier, term, type and amount of coverage and annual premium. Except as set forth on Schedule 4.20, there are no material claims under the insurance policies and all fidelity bonds held by or applicable to any Company or Subsidiary. Excluding insurance policies that have expired and been replaced in the Ordinary Course of Business, no insurance policy has been cancelled within the last two (2) years and, to the Knowledge of the Companies or the Sellers, no threat has been made to cancel any insurance policy of any of the Companies or Subsidiaries during such period. No event has occurred, including the failure by any Company or any of the Subsidiaries to give any notice or information or any of the Companies or Subsidiaries giving any inaccurate or erroneous notice or information, which limits or impairs the rights of any of the Companies or Subsidiaries under any insurance policies.

           4.21 Related Party Transaction. No employee, officer, director, stockholder or partner of any of the Companies or Subsidiaries, any member of his or her immediate family or any of their respective Affiliates ("Related Persons") (i) owes any amount to any of the Companies or Subsidiaries nor do any of the Companies or Subsidiaries owe any amount to, or has any of the Companies or Subsidiaries committed to make any loan or extend or guarantee credit or provide security to or for the benefit of, any Related Person, (ii) is involved in any business arrangement or other relationship with any of the Companies or Subsidiaries (whether written or oral), (iii) owns any property or right, tangible or intangible, that is used by any of the Companies or Subsidiaries,
(iv) has any claim or cause of action against any of the Companies or Subsidiaries or (v) owns any direct or indirect interest of any kind in (other than the direct or indirect ownership of less than 5% of the equity securities of any publicly traded company), or controls or is a director, officer, employee or partner of, or consultant to, or lender to or borrower from or has the right to participate in the profits of, any Person which is a competitor, supplier, customer, landlord, tenant, creditor or debtor of any Company or Subsidiary.
Schedule 4.21 sets forth an accurate and complete list of the officers and directors of each Company and Subsidiary.

           4.22 Intentionally Omitted.

           4.23 Certain Payments. None of the Companies, the Subsidiaries or the Sellers nor, to the Knowledge of the Companies or the Sellers, any director, officer, employee, or other Person associated with or acting on behalf of any of them, has directly or indirectly, in violation of any Law or policy of the Companies, the Subsidiaries or the Sellers, (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business for any Company or Subsidiary, (ii) to pay for favorable treatment for business secured by any Company or Subsidiary or (iii) to obtain special concessions or for special concessions already obtained, for or in respect of any Company or Subsidiary, or
(b) established or maintained any fund or asset with respect to any Company or Subsidiary that has not be recorded in the books and records of the Companies and Subsidiaries.

           4.24 Certain Governmental Matters. No Company or Subsidiary is party to any Government Contract. "Government Contract" means any prime contract with a U.S. Governmental Body.

           4.25 No Other Representations or Warranties. Except for the representations and warranties contained in this Article 4, none of the Sellers or any Affiliate of the Sellers makes any representations or warranties, and Sellers hereby disclaim any other representations or warranties, whether made by the Sellers or any Affiliate of the Sellers, or any of their respective officers, directors, employees, agents or representatives, with respect to the execution and delivery of this Agreement or any Seller Document, the transactions contemplated hereby or the Companies and the Subsidiaries, notwithstanding the delivery or disclosure to Purchaser or its representatives of any documentation or other information with respect to any one or more of the foregoing.

                                   ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

           Purchaser hereby represents and warrants to the Sellers that:

           5.1 Organization and Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and Purchaser has all requisite corporate power and authority to carry on its business as currently conducted and to own or lease and operate its properties. Purchaser is duly qualified to do business and is in good standing as a foreign corporation (in any jurisdiction that recognizes such concept) in each jurisdiction where the ownership or operation of its assets or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the ability of Purchaser to perform its obligations under this Agreement and the Purchaser Documents (a "Purchaser Material Adverse Effect").

           5.2 Authorization of Agreement. Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by Purchaser in connection with the consummation of the transactions contemplated hereby and thereby (the "Purchaser Documents") and to effect the transactions contemplated hereby and thereby, and the execution, delivery and performance of this Agreement and the Purchaser Documents have been duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by Purchaser and this Agreement is, and the Purchaser Documents, when duly executed and delivered by Purchaser, will be, valid and legally binding obligations of Purchaser, enforceable against it in accordance with their respective terms, except to the extent that enforcement of the rights and remedies created hereby and thereby may be affected by bankruptcy, reorganization, moratorium, insolvency and similar Laws of general application affecting the rights and remedies of creditors and by general equity principles.

           5.3 Conflicts; Consents of Third Parties.

           (a) The execution, delivery and performance of this Agreement and the Purchaser Documents by Purchaser and the consummation of the transactions contemplated hereby and thereby do not and will not (i) result in a breach or violation of any provision of Purchaser's charter or by-laws, (ii) violate or result in a breach of or constitute an occurrence of default under any provision of, result in the acceleration or cancellation of any obligation or to a loss of any benefit to which Purchaser is entitled under, or give rise to a right by any party to terminate or amend its obligations under, any mortgage, deed of trust, conveyance to secure debt, note, loan, indenture, lien, lease, agreement, instrument, order, judgment, decree or other arrangement or commitment to which Purchaser is a party or by which it or its assets or properties are bound, (iii) violate any applicable Law or Permit by which Purchaser or its assets are bound or (iv) result in the imposition of any Lien upon any of the assets or properties of Purchaser other than, in the case of clauses (ii) and (iii), any such violation, breach, default, acceleration or cancellation of obligations or rights that, individually or in the aggregate, would not reasonably be expected to have a Purchaser Material Adverse Effect.

           (b) No consent, approval, Order, Permit or authorization of, or registration, declaration or filing with, or notice to, or other action by, any Person is required to be obtained, made or taken by Purchaser in connection with the execution and delivery of this Agreement and the Purchaser Documents or the consummation of the transactions contemplated hereby or thereby by Purchaser, except for (i) any filings required to be made under any Antitrust Law and (ii) such consents, approvals, orders, authorizations, registrations, declarations or filings the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to have a Purchaser Material Adverse Effect.

           5.4 Litigation. There are no Legal Proceedings pending or, to the knowledge of Purchaser, threatened against Purchaser or to which Purchaser is otherwise a party relating to this Agreement, the Purchaser Documents or the transactions contemplated hereby and thereby.

           5.5 Investment Intention. Purchaser is acquiring the Securities for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act thereof). Purchaser (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluation the merits and risks of its investment in the Securities and is capable of bearing the economic risks of such investment. Purchaser understands that the Securities have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

           5.6 Financial Advisors. Except as set forth on Schedule 5.6, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for Purchaser in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.

           5.7 Financing. As of the date hereof, Purchaser has or prior to the Closing Date will have access to, sufficient cash, available lines of credit or other sources of immediately available funds to enable it to make payment of the Purchase Price and any other amounts to be paid hereunder.

           5.8 Inspections; No Other Representations. Purchaser (a) is an informed and sophisticated purchaser, and has engaged expert advisors, experienced in the evaluation and purchase of companies such as the Company and Subsidiaries as contemplated hereunder and (b) has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement, it being understood that nothing contained in this Section 5.8 shall limit or restrict any of the representations and warranties of the Sellers contained in this Agreement or any Seller Document.


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
                                   ARTICLE VI

                                    COVENANTS

           6.1 Access to Information; Confidentiality.

           (a) Each Seller and Company shall, and shall cause the Subsidiaries to, afford to Purchaser and its accountants, counsel, financial advisors and other representatives, reasonable access, during normal business hours upon reasonable notice throughout the period prior to the Closing, to the properties and facilities (including all owned or leased real property and the buildings, structures, fixtures, appurtenances and improvements erected, attached or located thereon) of the Business, books, financial information (including working papers and data related to the Business, internal audit reports, and "management letters" from accountants with respect to the internal controls of the Companies or Subsidiaries or otherwise related to the Business, Contracts and records of the Companies and Subsidiaries or otherwise related to the Business and, during such period, shall furnish promptly such information concerning the businesses, properties and personnel of the Companies and Subsidiaries or otherwise related to the Business as Purchaser shall reasonably request; provided, however, that such investigation shall not unreasonably disrupt the Sellers', the Companies' or the Subsidiaries' business and operations. Notwithstanding the foregoing, Purchaser shall not have access to personnel records of the Company and Subsidiaries relating to individual performance or evaluation records, medical histories or other information which in the Sellers' good faith opinion would result in noncompliance of any applicable Law by any Seller, Company or Subsidiary, or the disclosure of which could subject any Seller, Company or Subsidiary to Liability. The Companies shall authorize and direct the managers and employees of the Subsidiaries to discuss matters involving the operations and business of any of the Companies or Subsidiaries, as the case may be, with representatives of Purchaser.

           (b) All nonpublic information provided to, or obtained by, Purchaser with respect to the Companies, Subsidiaries and the Business in connection with the transactions contemplated hereby shall be "Confidential Information" for purposes of the Confidentiality Agreement dated March 3, 2005 among Purchaser and CSG Systems, Inc., a subsidiary of CSG, as amended (the "Confidentiality Agreement"), the terms of which shall continue in force until the Closing and shall terminate and be of no further force and effect from and after the Closing; provided that the parties hereto may, upon providing the other parties with prior written notice, disclose such information as may be necessary in connection with seeking necessary consents and approvals as contemplated hereby. Notwithstanding the foregoing, the Companies and Subsidiaries shall not be required to disclose any information if such disclosure would contravene any applicable Law. No information provided to or obtained by Purchaser pursuant to this Section 6.1 shall limit or otherwise affect the remedies available hereunder to Purchaser (including Purchaser's right to seek indemnification pursuant to Article VIII or IX), or the representations or warranties of, or the conditions to the obligations of, the parties hereto.

           6.2 Conduct of the Business Pending the Closing.

           (a) Except as otherwise expressly provided in this Agreement or with the prior written consent of Purchaser, between the date hereof and the Closing,
(1) the Sellers shall, with respect to the Business, and (2) the Companies shall, and the Companies shall cause the Subsidiaries to:

               (i) conduct the Business only in the Ordinary Course of Business;

               (ii) use their commercially reasonable efforts to (A) preserve the present business operations, organization (including officers and employees) and goodwill of the Business and (B) preserve the present relationships with Persons having business dealings with the Business (including customers and suppliers);

               (iii) maintain (A) all of the assets and properties of, or used in, the Business, in each case, in their current condition, ordinary wear and tear excepted, and (B) insurance upon all of the properties and assets referred to in clause (A) above in such amounts and of such kinds substantially comparable to that in effect on the date of this Agreement;

               (iv) (A) maintain the books, accounts and records of the Companies and Subsidiaries and those otherwise related to the Business in the Ordinary Course of Business, (B) continue to collect accounts receivable and pay accounts payable related to the Business utilizing normal procedures and without discounting or accelerating payment of such accounts, and (C) comply in all material respects with all contractual and other obligations of the Companies and Subsidiaries and those otherwise binding upon the Business;

               (v) comply in all material respects with the capital expenditure plan of the Companies and Subsidiaries for the fiscal years 2005 and 2006, including substantially making such capital expenditures in the amounts and at the times set forth in such plan; and

               (vi) comply in all material respects with all applicable Laws.

           (b) Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement or with the prior written consent of Purchaser, (1) the Sellers shall not, with respect to the Business, and (2) the Companies shall not, and the Companies shall cause the Subsidiaries not to:

               (i) declare, set aside, make or pay any dividend or other distribution in respect of the capital stock of, or other ownership interests in, any of the Companies or Subsidiaries or repurchase, redeem or otherwise acquire any outstanding shares of the capital stock or other securities of, or other ownership interests in, any of the Companies or Subsidiaries;

               (ii) transfer, issue, sell, pledge, encumber or dispose of any shares of capital stock or other securities of, or other ownership interests in, any of the Companies or Subsidiaries or grant options, warrants, calls or other rights to purchase or otherwise acquire shares of the capital stock or other securities of, or other ownership interests in, any of the Companies or Subsidiaries;

               (iii) effect any recapitalization, reclassification, stock split, combination or like change in the capitalization of any of the Companies or Subsidiaries, or amend the terms of any outstanding securities of any Company or Subsidiary;

               (iv) amend the certificate of incorporation or by-laws or equivalent organizational or governing documents of any of the Companies or Subsidiaries;

               (v) except as otherwise provided in Section 6.13, administer their employee vacation and paid time off policy, including year-to-year carryover allowances, other than in accordance with the Ordinary Course of Business with respect to employees of any of the Company or Subsidiaries and Business Employees and will not (A) increase the rate of compensation or benefits for any current or former director, officer, employee or independent contractor of any of the Companies or Subsidiaries or Business Employee, or otherwise enter into or alter any employment, change in control, transaction or sale bonus, deferred compensation, severance, retirement, consulting or managerial services agreement with respect to any current or former director, officer, employee or independent contractor of any of the Companies or Subsidiaries or Business Employee, except for normal promotion, merit or cost-of-living increases to non-executive employees or independent contractors, the hiring of new employees (each a "New Hire") with a maximum of $175,000 in total annual target compensation (including bonus) but exclusive of commissions and value of Benefit Plans and in each case in the Ordinary Course of Business, or (B) establish, adopt, enter into or modify any collective bargaining agreement or compensation or benefit plan, in each case covering any current or former director, officer, employee or independent contractor of any of the Companies or Subsidiaries or Business Employee, other than amendments that would not increase costs on Purchaser, amendments to Benefit Plans required by Law or implementation of Benefit Plans to replace a similar terminating Benefit Plan on substantially the same terms as such terminating Benefit Plan;

               (vi) except for letters of credit, performance bonds or guarantees and inter-company Indebtedness, provided or incurred, as the case may be, each in the Ordinary Course of Business, (A) issue, create, incur, assume, guarantee, endorse or otherwise become liable or responsible with respect to (whether directly, contingently or otherwise) any Indebtedness or (B) modify the terms of any Indebtedness or other Liability;

               (vii) subject to any Lien or otherwise encumber or, except for Permitted Exceptions, permit, allow or suffer to be encumbered, any of the properties or assets (whether tangible or intangible) of, or used in, the Business;

               (viii) except as set forth on Schedule 6.2(b)(viii), acquire any material properties or assets or sell, assign, license, transfer, convey, lease or otherwise dispose of any of the material properties or assets of, or used in, the Business other than in the Ordinary Course of Business;

               (ix) enter into or agree to enter into any merger or consolidation with any corporation or other entity, engage in any new line of business, invest in, make a loan, advance or capital contribution to, or otherwise acquire the securities, of any other Person;

               (x) cancel or compromise any debt or claim or waive or release any material right of any of the Companies or Subsidiaries, except in the Ordinary Course of Business;

               (xi) other than as set forth in the capital expenditure plan on the Companies and the Subsidiaries for the fiscal years 2005 and 2006, enter into any commitment for capital expenditures of the Companies and Subsidiaries in excess of $100,000 for any individual commitment and $250,000 for all commitments in the aggregate;

               (xii) introduce any material change with respect to the operation of the Business, including any material change in the types, nature, composition or quality of its products or services, or, other than in the Ordinary Course of Business, make any change in product specifications or terms of distributions of such products or change its discount, allowance or return policies or grant any discount, allowance or return terms for any customer or supplier not in accordance with such policies;

               (xiii) enter into any transaction or enter into or modify any Material Contract which by reason of its size, nature or otherwise is not in the Ordinary Course of Business;

               (xiv) except for transfers of cash pursuant to normal cash management practices in the Ordinary Course of Business, make any investments in or loans to, or pay any fees or expenses to, or enter into or modify any Contract with any Related Persons;

               (xv) make a material change in its accounting or Tax reporting principles, methods or policies;

               (xvi) make, change or revoke any election concerning Taxes or Tax Returns, change an annual accounting period, enter into any closing agreement with respect to Taxes, settle or compromise any Tax claim or assessment or obtain or enter into any Tax ruling, in each case, if taking such action would materially affect the Taxes of any of the

          Companies or Subsidiaries after the Closing Date or prepare or file any material Tax Return (or any amendment thereof) unless such Tax Return shall have been prepared in a manner consistent with past practice except as required by Law;

               (xvii) enter into any Contract, understanding or commitment that restrains, restricts, limits or impedes the ability of any Company or Subsidiary to compete with or conduct any business or line of business in any geographic area or solicit the employment of any persons (other than as provided for in this Agreement);

               (xviii) terminate, amend, restate, supplement or waive any rights under any (A) Material Contract, Real Property Lease, Personal Property Lease or Licensed Intellectual Property, other than in the Ordinary Course of Business or (B) Permit;

               (xix) settle or compromise any pending or threatened Legal Proceeding or any claim or claims for, or that would result in a loss of revenue of, an amount that could, individually or in the aggregate, reasonably be expected to be greater than $100,000;

               (xx) change or modify its credit, collection or payment policies, procedures or practices, including acceleration of collections or receivables (whether or not past due) or fail to pay or delay payment of payables or other liabilities; or

               (xxi) agree to do anything (or omit from doing anything solely in respect of clause (B)) (A) prohibited by this Section 6.2, (B) which the Sellers or the Companies knew or would reasonably be expected to have known would make any of the representations and warranties of the Sellers in this Agreement or any of the Seller Documents or Company Documents untrue or incorrect in any material respect or could result in any of the conditions to the Closing not being satisfied or (C) that would have, or would be reasonably expected to have, a Material Adverse Effect.

           (c) Notwithstanding any other provision of this Agreement except the final sentence of this Section 6.2(c), neither the Reorganization nor any aspect thereof shall (1) constitute a breach of any representation, warranty, covenant or agreement hereunder or (2) give rise to any claim for indemnification hereunder (other than pursuant to Section 8.2(a)(v) and Section 9.1(ii)). "Reorganization" means (i) the extraction of Cash by the Sellers and their Affiliates from the Companies and Subsidiaries, by dividend or other means, and any related actions including conversion of CSG International Limited to an unlimited liability company (and any related change in ownership thereof among the Companies and Subsidiaries and related assumption of Liabilities thereof),
(ii) elections under Treasury Regulation Sections 301.7701-1(3)(c) to treat certain Subsidiaries as disregarded entities and (iii)(A) the transfer to, and assumption by, any Company or Subsidiary of assets or properties (including contract rights and other intangible assets) and related Liabilities of the Sellers or their Affiliates (other than the Companies or Subsidiaries), which
(1) are used or primarily related to the Business or (2) are set forth on
Schedule 6.2(c) and (B) the transfer by the Companies and Subsidiaries to, and assumption by, the Sellers and any of their Affiliates (other than the Companies and Subsidiaries) of any and all assets or properties (including contractual rights or other intangible assets) and related Liabilities which are not used to any significant extent in the Business, including the FairPoint Business. Notwithstanding the foregoing, the Sellers shall not take or omit to take, or cause or permit any of the Companies or Subsidiaries to take or omit to take, any action in connection with the Reorganization that would impair or adversely affect in any material respect the operations of the Business after the Closing, it being understood that (x) the extraction of Cash from the Company and Subsidiaries shall not be deemed to impair or adversely affect such operations unless the same affects the ability to satisfy immediate Cash needs (such as payroll) or to satisfy performance bonds or similar commitments at or after Closing (and such condition did not exist prior the taking of actions contemplated by clause (i) of the definition of Reorganization) and (y) the conversion contemplated by clause (i) of the definition of Reorganization and the elections contemplated by clause (ii) of the definition of Reorganization shall not be deemed to impair or adversely affect such operations.

           6.3 Third Party Consents. The Sellers and Companies shall use, and the Companies shall cause the Subsidiaries to use, their commercially reasonable efforts to obtain at the earliest practicable date all consents, waivers and approvals from, and provide all notices to, all Persons that are not Governmental Bodies, which consents, waivers, approvals and notices are required to consummate the transactions contemplated by this Agreement or the absence of which would result in (a) a Liability to any Company or Subsidiary or (b) the loss of any material benefit to which any Company or Subsidiary is entitled under, any Material Contract, including the consents, waivers, approvals and notices referred to in Sections 3.3(b) and 4.4(b) hereof (except for such matters covered by Section 6.4). All such consents, waivers, approvals and notices shall be in writing and reasonably satisfactory to Purchaser, and executed counterparts of such consents, waivers and approvals shall be delivered to Purchaser promptly after receipt thereof, and copies of such notices shall be delivered to Purchaser promptly after the making thereof. Notwithstanding anything to the contrary in this Agreement, neither Purchaser nor any of its Affiliates (which for purposes of this sentence shall include the Companies) shall be required to pay any amounts in connection with obtaining any consent, waiver or approval other than as set forth in the Side Letter.

           6.4 Governmental Consents and Approvals.

           (a) Each of Purchaser, the Sellers and the Companies shall use, and the Companies shall cause each of the Subsidiaries to use, their commercially reasonable efforts to obtain at the earliest practical date all waivers, Permits and declarations from, make all filings with, and provide all notices to, all Governmental Bodies which are required to consummate the transactions contemplated by this Agreement, including such waivers, Orders, Permits, declarations, filings and notices that are referred to in Sections 3.3(b) and

4.4(b). Without limiting the foregoing, Purchaser, the Sellers and the Companies shall (i) make all filings required of each of them or any of their respective Subsidiaries or Affiliates under the HSR Act or other Antitrust Laws with respect to the transactions contemplated hereby as promptly as practicable and, in any event, within ten (10) Business Days after the date of this Agreement in the case of all filings required under the HSR Act and within four (4) weeks in the case of all other filings required by other Antitrust Laws, (ii) promptly comply with any request under the HSR Act or other Antitrust Laws for additional information, documents, or other materials received by each of them or any of their respective Subsidiaries or Affiliates from the U.S. Federal Trade Commission (the "FTC"), the Antitrust Division of the U.S. Department of Justice (the "Antitrust Division") or any other Governmental Body in respect of such filings or such transactions, and (iii) cooperate with each other in connection with any such filing (including, to the extent permitted by applicable Law, providing copies of all such documents to the non-filing parties prior to filing and considering all reasonable additions, deletions or changes suggested in connection therewith) and in connection with resolving any investigation or other inquiry of any of the FTC, the Antitrust Division or other Governmental Body under any Antitrust Law with respect to any such filing or any such transaction. Each such party shall use commercially reasonable efforts to furnish to each other party hereto all information required for any application or other filing to be made pursuant to any applicable Law in connection with the transactions contemplated by this Agreement. Each such party shall promptly inform the other parties hereto of any oral communication with, and provide copies of written communications with, any Governmental Body regarding any such filings or any such transaction and permit the other party to review in advance any proposed communication by such party to any Governmental Body. No party hereto shall independently participate in any formal meeting with any Governmental Body in respect of any such filings, investigation, or other inquiry without giving the other parties hereto prior notice of the meeting and, to the extent permitted by such Governmental Body, the opportunity to attend and/or participate. Subject to applicable Law, the parties hereto shall consult and cooperate with one another in connection with the matters described in this
Section 6.4, including in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto relating to proceedings under the HSR Act or other Antitrust Laws.

           (b) Each of Purchaser, the Sellers and the Companies shall use commercially reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Body with respect to the transactions contemplated by this Agreement under any Law, including the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, that is designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, the "Antitrust Laws"). In connection therewith, if any Legal Proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as in violation of any Law, Purchaser, the

Sellers and the Companies shall, subject to the mutual agreement of CSG and Purchaser, cooperate and use commercially reasonable efforts to contest and resist any such Legal Proceeding, and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, or restricts consummation of the transactions contemplated by this Agreement, including by pursuing all available avenues of administrative and judicial appeal. Each of the parties shall enter into such mutual agreement unless, in its reasonable judgment, the taking of the action in question is not in its business interests. Each of Purchaser, the Sellers and the Companies shall use commercially reasonable efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement. Notwithstanding anything to the contrary in this Agreement, neither Purchaser nor any of its Affiliates (which for purposes of this sentence shall include the Companies and Subsidiaries) shall be required, in connection with the matters covered by this Section 6.4, (i) to hold separate (including by trust or otherwise) or divest any of their respective businesses, product lines or assets or (ii) to agree to any limitation on the operation or conduct of the Business.

           6.5 Further Assurances. Subject to, and not in limitation of, Section 6.4, each of the Companies, the Sellers and Purchaser shall use its commercially reasonable efforts to (i) take, or cause to be taken, all actions necessary or appropriate to consummate the transactions contemplated by this Agreement and
(ii) cause the fulfillment at the earliest practicable date of all of the conditions to its respective obligations to consummate the transactions contemplated by this Agreement. The Sellers and Purchaser agree, and the Sellers prior to Closing, and Purchaser, after the Closing, agree to cause each Company and Subsidiary, to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

           6.6 Non-Solicitation and Confidentiality.

           (a) For a period of eighteen (18) months from and after the Closing Date, the Sellers shall not, and shall cause their respective directors, officers, employees and Affiliates not to, directly or indirectly cause, solicit, induce or encourage any employees of the Companies or Subsidiaries or any employee of Purchaser or its Affiliates (which, for these purposes, includes the Companies and Subsidiaries) engaged primarily in the Business prior to the Closing to leave such employment or hire, employ or otherwise engage any such individual (other than through generalized searches for employees through media advertisements, employment firms or otherwise that are not focused on Persons employed by Purchaser or any of its Affiliates or their successors); provided, however, that should a Transferred Employee elect not to accept employment with Purchaser, such Transferred Employee may, with the consent of Purchaser, which consent shall not be unreasonably withheld, maintain his or her employment with Seller; provided, further, that such Transferred Employee shall be made available to Purchaser and its Affiliates as a consultant for a period of up to six (6) months following the Closing as needed by Purchaser at cost (calculated as a percentage of base salary assuming a 40-hour work week) to be paid by Purchaser. This restriction shall not apply to any Transferred Business Employee whose employment with Purchaser or its successor is terminated by Purchaser or its successor after the Closing

           (b) From and after the Closing Date, the Sellers shall not and shall cause their officers and Affiliates not to, directly or indirectly, disclose, reveal, divulge or communicate to any Person other than authorized officers, directors and employees of Purchaser or its Affiliates (which for this purpose shall include the Companies and Subsidiaries) or use or otherwise exploit for its own benefit or for the benefit of anyone other than Purchaser, any Confidential Information (as defined below). The Sellers shall not have any obligation to keep confidential (or cause their officers, directors or Affiliates to keep confidential) any Confidential Information if and to the extent disclosure thereof is specifically required by applicable Law or is generally required to reply to a request by a Governmental Authority; provided, however, that in the event disclosure is requested or required by a Governmental Authority (by requests for information or documents or subpoenas), the Sellers shall, to the extent reasonably possible, provide Purchaser with prompt notice of such requirement prior to making any disclosure so that Purchaser may seek an appropriate protective order. For purposes of this Section 6.6(b), "Confidential Information" means any information with respect to any of the Companies or Subsidiaries or otherwise primarily used in connection with the Business, including methods of operation, customer lists, products, prices, fees, costs, technology, inventions, trade secrets, know-how, software, marketing methods, plans, personnel, suppliers, competitors, markets or other specialized information or proprietary matters. "Confidential Information" does not include, and there shall be no obligation hereunder with respect to, information that (i) is generally available to the public on the date of this Agreement, (ii) becomes generally available to the public other than as a result of a disclosure not otherwise permissible hereunder, (iii) although related to the Companies or Subsidiaries and/or primarily used in connection with the Business, is also used by the Sellers or their Affiliates (other than the Companies or Subsidiaries) prior to the Closing Date or (iv) is otherwise required as expressly provided in the Ancillary Agreements.

           (c) The covenants and undertakings contained in this Section 6.6 relate to matters which are of a special, unique and extraordinary character and a violation of any of the terms of this Section 6.6 will cause irreparable injury to Purchaser or any Seller, as applicable, the amount of which will be impossible to estimate or determine and which cannot be adequately compensated. Accordingly, the remedy at law for any breach of this Section 6.6 will be inadequate. Therefore, Purchaser or any Seller, as applicable, will be entitled to a temporary and permanent injunction, restraining order or other equitable relief from any court of competent jurisdiction in the event of any breach of this Section 6.6 without the necessity of proving actual damage or posting any bond whatsoever. The rights and remedies provided by this Section 6.6 are cumulative and in addition to any other rights and remedies which Purchaser or any Seller, as applicable, may have hereunder or at law or in equity.


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
           (d) The parties hereto agree that, if any court of competent jurisdiction determines that a specified time period or any other relevant feature of this Section 6.6 is unreasonable, arbitrary or against public policy, then the maximum enforceable period of time, geographical area, business limitation or other relevant feature which is determined by such court to be reasonable, not arbitrary and not against public policy may be enforced against the applicable party.

           6.7 Preservation of Records. Subject to Section 9.16 and any retention requirements relating to the preservation of Tax records, the Sellers and Purchaser agree that each of them shall (and shall cause the Companies and Subsidiaries to) preserve and keep the records held by them relating to the respective businesses of the Companies and Subsidiaries for a period of seven
(7) years from the Closing Date and shall make such records and personnel available to the other as may be reasonably required by such party in connection with, among other things, any insurance claims by, legal proceedings against or governmental investigations of the Purchaser, any of the Sellers, Companies or Subsidiaries or any of their Affiliates or in order to enable the Sellers or Purchaser to comply with their respective obligations under this Agreement and each other agreement, document or instrument contemplated hereby or thereby. In the event the Sellers or Purchaser wishes to destroy (or permit to be destroyed) such records after that time, such party shall first give 60 days prior written notice to the other and such other party shall have the right at its option and expense, upon prior written notice given to such party within that 60 day period, to take possession of the records within 30 days after the date of such notice.

           6.8 Publicity.

           (a) None of the Purchaser, the Sellers or the Companies shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other parties hereto, which approval will not be unreasonably withheld or delayed, unless disclosure is otherwise required by applicable Law or by the applicable rules of any stock exchange on which Purchaser or its Affiliates or CSG lists securities, provided that, to the extent required by applicable Law or by the applicable rules of any stock exchange, the party intending to make such release shall (i) promptly notify the other parties, and (ii) use its commercially reasonable efforts consistent with such applicable Law to consult with the other parties with respect to the text thereof and (iii) cooperate with the other parties to narrow the scope of the disclosure required to be made.

           (b) Each of Purchaser, the Sellers and the Companies agrees that the terms of this Agreement shall not be disclosed or otherwise made available to the public and that copies of this Agreement shall not be publicly filed or otherwise made available to the public, except where such disclosure, availability or filing is required by applicable Law or the applicable rules of any stock exchange.

           6.9 Use of Name.


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
           (a) The Sellers hereby agree that upon the Closing, Purchaser, the Companies and Subsidiaries shall have the sole right to the use of any service marks, trademarks, trade names, d/b/a names, fictitious names, identifying symbols, logos, emblems, signs or insignia used in the Business, including any name or mark confusingly similar thereto and the marks listed on Schedule 4.13(a), other than the Seller Name (collectively, the "Company Marks").
Schedule 6.9 sets forth a complete and correct list of the trade names and fictitious names included in the Company Marks currently used in the Business as of the date hereof. The Sellers shall not, and shall not permit their respective Affiliates to, use the names set forth on Schedule 6.9 or any variation or simulation thereof or any of the Company Marks from and after the Closing. The Sellers shall, and shall cause each their Affiliates to, immediately after the Closing, cease to hold themselves out as having any affiliation with the Companies or Subsidiaries, unless as otherwise provided for in this Agreement or the Ancillary Agreements. In furtherance thereof, as promptly as practicable but in no event later than 120 days following the Closing Date, the Sellers shall remove, strike over or otherwise obliterate all Company Marks from all materials held by, or under the control of, the Sellers and their post-closing Affiliates, including any vehicles, business cards, schedules, stationery, packaging materials, displays, signs, promotional materials, manuals, forms, computer software and other materials. The Sellers shall not be obligated to change the Company Marks on goods in the hands of dealers, distributors, representatives, agents and customers at the time of the expiration of the 120 day time period set forth above, provided such goods have been shipped or distributed in the Ordinary Course of Business prior to Closing.

           (b) Purchaser and the Sellers hereby further agree as follows:

               (i) as soon as reasonably practicable, but in any event no later than 120 days after the Closing Date, Purchaser shall and shall cause the Companies and Subsidiaries to, remove the "CSG" mark (the "Seller Name") and any other emblem, mark, insignia, trademark, design or logo previously or currently used by the Sellers or any of their Affiliates that is not part of the Business Intellectual Property being transferred to Purchaser from all buildings, offices and signs of the Business;

               (ii) as soon as reasonably practicable using Purchaser's reasonable commercial efforts, but in any event no longer than 180 days after the Closing Date, Purchaser shall cease using the Seller Name in all invoices, letterhead, advertising and promotional materials, office forms and business cards;

               (iii) as soon as reasonably practicable using Purchaser's reasonable commercial efforts, but in any event no later than 180 days after the Closing Date, Purchaser shall cease using the Seller Name in external electronic databases, web sites, product instructions, packaging (except as provided below) and other materials, printed or otherwise (all such materials, together with buildings, offices and signs of the Business described in clause (i) above, "Marked Assets");


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
               (iv) Purchaser shall not be obligated to change the Seller Name of goods in the hands of dealers, distributors, representatives, agents and customers at the time of the expiration of a time period set forth in Section 6.9(b)(i) and (iii) above provided such goods have been shipped or distributed in the Ordinary Course of Business.

               (v) Purchaser shall have the right to use the Seller Name in advertising that was placed by Seller, any Company or Subsidiary prior to the Closing; provided that Purchaser shall make commercially reasonable efforts to discontinue the use of Seller Name in the advertising after the Closing Date; provided, further, that Purchaser shall not use Seller Name in any advertising 120 days after the Closing Date.

               (vi) The Sellers hereby grants to Purchaser a limited right to use Seller's Name and associated trademarks, designs and logos with regard to the Marked Assets during the periods specified in clauses
          (i), (ii) and (iii) above.

               (vii) In no event shall Purchaser or any Affiliate of Purchaser advertise or hold itself out as a Seller or an Affiliate of a Seller after the Closing Date.

           6.10 Related-Party Transactions with Non-Management Affiliates. On or prior to the Closing Date, the Companies and Subsidiaries shall (a) terminate all Contracts with the Sellers or any of their respective Affiliates (other than (i) those Contracts set forth on Schedule 6.10, (ii) Contracts between the Companies and Subsidiaries, (iii) Contracts between the Companies and Subsidiaries, on the one hand, and their respective officers and employees, on the other hand, and (iv) Contracts the continuation of which Purchaser has approved in writing); (b) deliver releases executed by such Affiliates with whom the Companies have terminated such Contracts pursuant to this Section 6.10 providing that no further payments are due, or may become due, under or in respect of any such terminated Contacts; (c) deliver to the Sellers and their Affiliates (other than the Companies and the Subsidiaries) executed releases providing that no further payments are due, or may become due, under or in respect of any such terminated Contracts; provided that in no event shall any of the Companies or Subsidiaries pay any fee or otherwise incur any expense or financial exposure with respect to any such termination or release; and (d) extinguish any payables or receivables of the Companies or Subsidiaries to or from the Sellers or any of their post-Closing Affiliates.

           6.11 Monthly Financial Statements. As soon as reasonably practicable, but in no event later than 20 days after the end of each calendar month during the period from the date hereof to the Closing, the Sellers shall provide Purchaser with (i) unaudited monthly financial statements and (ii) operating or management reports (in the form prepared by the Sellers or the Companies in the Ordinary Course of Business) of the Companies and Subsidiaries for such preceding month.


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
           6.12 Notification of Certain Matters. The Sellers shall give notice to Purchaser and Purchaser shall give notice to the Seller, as promptly as reasonably practicable upon becoming aware of (a) any fact, change, condition, circumstance, event, occurrence or non-occurrence that has caused or is reasonably likely to cause any representation or warranty in this Agreement made by it to be untrue or inaccurate in any material respect at any time after the date hereof and prior to the Closing, (b) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder or (c) the institution of or the threat of institution of any Legal Proceeding against any of the Companies, the Subsidiaries or the Sellers related to this Agreement or the transactions contemplated hereby; provided that the delivery of any notice pursuant to this
Section 6.12 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice, or the representations or warranties of, or the conditions to the obligations of, the parties hereto.

           6.13 Employees.

           (a) The Side Letter sets forth the severance payable to each Business Employee if such Business Employee were a Non-Transferred Employee who will be severed by the Sellers and their Affiliates (other than the Companies and Subsidiaries) following the Closing Date and in connection with the transactions contemplated by this Agreement. Between the date hereof and the Closing, the Sellers shall promptly notify Purchaser in writing of (i) any offer of employment to any New Hire in accordance with Section 6.2(b)(v), indicating for each, the name, start date, position, job location, base salary, commission eligibility and incentive plan target and (ii) the termination of the employment or commencement of any disability or leave of absence of any Business Employee, indicating, where relevant, the term of any such approved leave of absence. Not less than 20 Business Day prior to the scheduled Closing, the Sellers shall deliver to Purchaser updates to Exhibits B, C, D and E of the Side Letter but only to the extent that such updated information, together with the information provided in clause (ii) of the preceding sentence, would not be complete and accurate as of such date. Not less than 15 days prior to the scheduled Closing, Purchaser shall, in compliance with applicable Law, identify in writing all Business Employees to be transferred to a Company or Subsidiary and indicating the applicable transferee Company or Subsidiary for each such Business Employee (the "Transfer Notice"). Not less than 10 days prior to the scheduled Closing, the Sellers shall, or shall cause their applicable Affiliates (other than the

Companies and Subsidiaries) to, transfer all such Business Employees so identified by Purchaser in accordance with this Section 6.13(a) but excluding any such U.S. employees on long-term disability (the "Transferred Business Employees"), and the Sellers shall cause the transferee Companies and Subsidiaries to employ such Transferred Business Employees. Not less than 10 days prior to the scheduled Closing, the Sellers shall notify Purchaser in writing, with respect to each Non-Transferred Employee, the severance to which each such employee would be entitled upon being severed by the Sellers calculated in accordance with the severance policy set forth in Schedule 6.13(b) (the "Severance Notice"). Not less than 10 days prior to the scheduled Closing, the Sellers shall cause each applicable Company or Subsidiary to transfer all employees whose services are not primarily dedicated to the Business, including all such employees who have rights of employment on return from any leave or other absence, and the Sellers shall, or shall cause their applicable Affiliates (other than the Companies and Subsidiaries) to, employ such employees. The Sellers and Purchaser intend that the transactions contemplated by this Agreement shall not constitute an event entitling any Transferred Business Employee to severance benefits. Immediately following the Closing Date, Purchaser shall cause each Company and each Subsidiary to continue the employment of each of their respective employees, including the Transferred Business Employees (each, a "Continuing Employee"); provided, however, that any U.S. employee of a Company or Subsidiary who as of the Closing Date is not actively at work as a result of long-term disability shall not be a Continuing Employee unless and until such employee presents himself or herself to return to work within 180 days after the Closing Date. Subject to applicable Law, nothing in this Section 6.13 shall limit the right of the Companies and Subsidiaries to dismiss any of their employees at any time and for any reason and to change the terms and conditions of their employment (including compensation and employee benefits provided to them).

           (b) For a period of one (1) year after the Closing, Purchaser shall cause the applicable Company or the Subsidiary to provide to each Continuing Employee (i) annualized salary equal to 100% of the annualized base salary provided to such Employee by Seller, Company or Subsidiaries immediately prior to Closing, and (ii) a bonus opportunity and benefits provided to similarly situated employees of Purchaser. Purchaser shall provide or shall cause to be provided to any U.S. Continuing Employee whose employment is terminated during the six (6) month period following the Closing a severance payment calculated in accordance with the severance policy set forth in Schedule 6.13(b). In addition to any severance payments that may be due, if any Continuing Employee is terminated after the Closing, Purchaser will provide or cause to be provided 100% of the 2005 Annual Bonus that such Continuing Employee would have been entitled to if they had been employed as of the bonus payment date to the extent accrued and not yet paid. With respect to the Continuing Employees, each employee medical, dental, vision care and prescription drug plan, program, policy and arrangement of Purchaser shall waive any pre-existing condition exclusion (to the extent such exclusion was waived under the corresponding Benefit Plan) and any proof of insurability and shall recognize, for purposes of satisfying any deductibles, co-pays and out-of-pocket maximums during the calendar year in which the Closing occurs, any payment made towards deductibles, co-pays and out-of-pocket maximums for such calendar year under the corresponding Benefit Plan. The Sellers agree to transfer the cafeteria plan accounts and experience of Continuing Employees (to the extent applicable) to substantially equivalent plans that exist or will be established by Purchaser. The Sellers and Purchaser agree to determine the terms and conditions of such transfer. All service by a Continuing Employee with the Seller, including service with predecessor employers that was recognized by the Sellers and their Affiliates, shall be recognized by Purchaser for purposes of vacation entitlement and participation and vesting (but not for purposes of benefit accrual) under the benefits of Purchaser, including any defined benefit or


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
defined contribution pension plans, welfare benefit plans and severance plans of Purchaser to the same extent such service was recognized under the corresponding Benefit Plan. Purchaser will continue to provide relocation assistance to those Continuing Employees receiving it as of the Closing Date and tuition assistance to those Continuing Employees who are receiving such benefits as of the Closing Date for the academic session then in effect (the "Relocation and Tuition Benefits") to the extent set forth in Schedule 6.13(b)(i). With respect to Continuing Employees who are on international assignment as of the Closing Date, Purchaser will provide the benefits provided under CSG's international assignee program as in effect as of Closing, including repatriation upon completion of assignment, completion bonuses, Tax equalization and Tax Return preparation. Purchaser shall assume, or shall cause the applicable Company or Subsidiary to retain, all Liabilities with respect to, and honor the vacation, personal days and floating holidays accrued but unused by, each Continuing Employee as of the Closing, and Purchaser or any Company or Subsidiary (as the case may be) shall be solely liable for such accruals to the extent accrued on the most recent Financial Statements (the "Accrued Days").

           (c) Purchaser shall make and be responsible for the payment of all accrued but unpaid incentive compensation of each Continuing Employee for the 2005 calendar year (the "2005 Annual Bonus").

           (d) Purchaser shall cause the tax-qualified defined contribution plan established or maintained by Purchaser ("Purchaser's Savings Plan") to accept eligible rollover distributions (as defined in Section 402(c)(4) of the Code) from U.S. Continuing Employees with respect to any account balances distributed to them on or as of the Closing Date by the CSG Incentive Savings Plan. Rollovers of outstanding loans under the CSG Incentive Savings Plan shall be permitted. The distribution and rollover described herein shall comply with applicable Law and each party shall make all filings and take any actions required of such party under applicable Law in connection therewith. Purchaser and the Sellers agree that U.S. Continuing Employees who are participants in the CSG Incentive Savings Plan who elect to roll over their outstanding loans thereunder to Purchaser's Savings Plan shall inform the plan administrator of the CSG Incentive Savings Plan by a predetermined date to be mutually agreed upon by Purchaser and the Sellers, and the Sellers shall cause the recordkeeper for the CSG Incentive Savings Plan to provide a data file to the plan administrator of Purchaser's Savings Plan in a format identified by such plan administrator that includes all such participants who have elected to roll over their outstanding loans. No rollovers of outstanding loans under the CSG Incentive Savings Plan shall be accepted by Purchaser's Savings Plan from individual participants who have not made the election by the predetermined date.

           (e) The Sellers shall be responsible for and shall defend, indemnify and hold harmless Purchaser for any failure to provide health continuation coverage (including any penalties, excise taxes or interest resulting from the failure to provide continuation coverage) required by Section 4980B of the Code
(i) with respect to each current or former employee of the Sellers, their Affiliates, Companies or Subsidiaries other than the Continuing Employees, due to qualifying events whenever occurring, (ii) with respect to each Continuing


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
Employee, due to qualifying events which occur on or before the Closing Date, and (iii) with respect to each U.S. employee of a Company or Subsidiary who as of the Closing Date is not actively at work as a result of long-term disability, due to qualifying events which occur before the date such employee presents himself or herself to return to work in accordance with Section 6.13(a). Purchaser shall be responsible for and shall defend, indemnify and hold harmless the Sellers for any failure to provide health continuation coverage (including any penalties, excise taxes or interest resulting from the failure to provide continuation coverage) required by Section 4980B of the Code with respect to each Continuing Employee due to qualifying events which occur after the Closing Date. The Sellers shall be responsible for providing any applicable COBRA notices to any Business Employee in respect of events occurring prior to such Business Employee's transfer to a Company or Subsidiary in accordance with
Section 6.13(a).

           (f) Nothing in this Section 6.13 will be or be deemed to be for the benefit of or enforceable by, any Person who is not a party hereto, including, without limitation, any director, officer, employee or independent contractor of any Seller, Company or Subsidiary or their respective affiliates. Furthermore, nothing in this Section 6.13 will be or be deemed to be an amendment of a Benefit Plan.

           (g) To the extent that the rights and obligations of the employees of the Companies, Subsidiaries or the Business and their respective employers (whether in respect of any Benefit Plan), are regulated by applicable Law and/or any collective bargaining agreement, the Sellers and Purchaser shall fully cooperate (and the Sellers shall cause the relevant Companies and Subsidiaries to fully cooperate with Purchaser) for the purpose of ensuring that such Laws and collective bargaining agreements are fully complied with at all times up to the Closing Date, and at any time thereafter in respect of the transactions contemplated in this Agreement. After Closing, the Sellers will provide Purchaser with information reasonably required by Purchaser and otherwise will provide Purchaser with reasonable assistance in relation to the Company Plans, including any superannuation contribution arrangements (excluding the funding of such arrangements), any of the Companies and Subsidiaries have in place as at Closing

           (h) At or prior to the Closing Date, the Sellers shall cause CSG Software to terminate the CSG Software, Inc. Wealth Accumulation Plan and to pay promptly the account balances thereunder to the participants therein in accordance with the terms thereof.

           6.14 Certain Tax Matters. The Sellers shall use their reasonable best efforts to file, or caused to be filed, all Tax Returns due (taking into account any available extensions of time to file) on or before the Closing Date. CSG Netherlands shall use its reasonable best efforts to file a request for a ruling from the appropriate Tax Authority in the Netherlands that dividends paid to CSG Netherlands qualify for the participation exemption as soon as practicable, it being understood that CSG Netherlands currently intends to file a request for such a ruling on or before October 14, 2005.


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
           6.15 Sellers' Deliverables. Sellers shall, (a) not later than October 21, 2005, deliver to Purchaser (i) a complete and correct list of any and all Contracts under which any Business Intellectual Property would be altered, impaired or extinguished, or the right of any of the Companies or Subsidiaries to use any Business Intellectual Property would be altered, impaired or extinguished, in each case as a result of the consummation of the transactions contemplated by this Agreement, which list shall specify with respect to each such Contract (A) the names of the parties thereto, (B) the date thereof, (C) the specific product or products of the Business to which it relates and (D) the specific provision or provisions thereof that required such Contract to be included on such list and (ii) a paper copy of each provision referred to in clause (D) above (together with a notation indicating the Contract from which such provisions was copied), (b) within 30 days after the date hereof, deliver to Purchaser, (i) a complete and correct list of bonus, severance, retention or other similar payments that are required to be paid to, and benefits (including stock options, restricted stock and other incentive awards) that will vest with respect to, employees of the Sellers, the Companies and the Subsidiaries, arising out of the consummation of the transactions contemplated hereby (either alone or in combination with another event), together with any documentation as requested by Purchaser to conduct any excess parachute payment (as defined in Section 280G of the Code) analysis, (ii) a complete and correct list of the Contracts which are required to be terminated in accordance with Section 6.10 hereof, (iii) a complete and correct list of the names and locations of all banks in which any Company or Subsidiary has accounts or safe deposit boxes and the names of all persons authorized to draw thereon or to have access thereto,
(iv) a complete and correct of list of the powers of attorney to act on behalf of any Company or Subsidiary, other than those powers of attorney maintained in the Ordinary Course of Business with respect to the performance of ministerial acts, (v) true and complete copies of all state, local and foreign income or franchise Tax Returns of each of the Companies and Subsidiaries relating to the taxable periods since 2002 and (vi) any Tax audit report issued within the last three years relating to any Taxes due from or with respect to each of the Companies and Subsidiaries and (c) within 60 days after the date hereof, deliver to Purchaser, (i) a complete and correct list of Contracts to which any Company or any Subsidiary is a party that (A) grant any Intellectual Property rights or licenses to or from the Companies or Subsidiaries that are material to the operation of the Business, except for non-exclusive rights to commercial software and/or other products generally available on a non-discriminatory basis, (B) contain a covenant not to compete or otherwise limit such party's ability to use or exploit fully any of its Intellectual Property rights in the operation of the Business or (C) contain covenants (other than in Contracts with customers) not to solicit or hire any person with respect to employment or covenants of any other Person not to solicit or hire any person with respect to employment and (ii) with respect to each of the Benefit Plans identified on
Schedule 4.9(b)(i), true and complete copies of the most recent summary plan or other written description thereof, and, with respect to each Benefit Plan that is a Company Plan, the following (A) the most recent plan document and related trust documents and insurance contracts, and all amendments thereto, (B) the most recent Form 5500 and attached schedules filed with the Internal Revenue Service, (C) the most recent financial statement and actuarial valuation, and

(D) the most recent Internal Revenue Service determination letter. The Sellers shall have made available to Purchaser, within 60 days after the date hereof, true, correct and materially complete copies of each Contract set forth on the list required to be delivered pursuant to clause (c)(i) above, together with all amendments, modifications or supplements thereto. In addition, Sellers shall, within 60 days after the Closing, deliver to Purchaser, (x) a combined income statement of the Companies and Subsidiaries for the most recently completed calendar year derived from the audited consolidated financial statements of CSG and its subsidiaries prepared in accordance with GAAP for such year ended and
(y) and an unaudited combined income statement of the Companies and Subsidiaries for the period from January 1 of the year in which the Closing occurs through the Closing Date derived from the unaudited consolidated financial statements of CSG and its subsidiaries prepared in accordance with GAAP for such period.

           6.16 Releases.

           (a) The Sellers and Companies shall, at or prior to Closing, make arrangements reasonably satisfactory to Purchaser for Lien releases and other documents reasonably requested by Purchaser prior to the Closing such that (i) all Liens on the assets or properties of the Companies or Subsidiaries that are not Permitted Exceptions and (ii) any and all Liens on any shares or other equity interests represented as being owned by any of the Companies or Subsidiaries shall, in each case, be satisfied, terminated and discharged on or prior to the Closing Date.

           (b) As of Closing, Purchaser shall cooperate with the Sellers and use its reasonable commercial efforts to release the Sellers and their Affiliates (other than the Companies and Subsidiaries) from any Contract where (A) any Company or any Subsidiary is a counterparty to such Contract, (B) the Sellers or any of their Affiliates (other than the Companies or Subsidiaries) has guaranteed the performance of such Contract and such guarantee is non-assignable to Purchaser and (C) the substance of such Contract is primarily related to the Business ("Sellers Guaranteed Contract").

           (c) The Sellers and Companies shall, at or prior to the Closing, cause any and all Indebtedness of the Companies and Subsidiaries (other than Indebtedness solely, between or among any of the Companies and/or Subsidiaries) to be satisfied, discharged or otherwise extinguished except for Indebtedness under performance bonds, letters of credit or similar instruments which are disclosed in writing by Sellers to Purchaser in reasonable detail prior to the closing, which written disclosure shall make specific reference to this Section 6.16(c).

           6.17 Earnout Obligations. From and after the Closing, the Sellers and their Affiliates (other than the Companies and Subsidiaries) shall be responsible and make all payments related to the "Revenue Earn Out Amount" required to be made by the Companies or Subsidiaries under that certain Stock Purchase Agreement, dated December 20, 2002, among CSG Systems Canada Corp., a Nova Scotia Unlimited Liability Company, Davinci Technologies Inc., an Ontario Corporation, the Stockholders of Davinci Technologies Inc. and Steven Rodin, as Stockholders' Representative (the "Da Vinci Obligations"), solely to the extent such Da Vinci Obligations arise and are directly attributable to products and services sold to new or existing customers of the Business to the extent that such products and services are of the nature and type sold in connection with the Business prior to the Closing Date and, in no event, on a stand-alone basis.


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
                                   ARTICLE VII

                              CONDITIONS TO CLOSING

           7.1 Conditions Precedent to Obligations of Purchaser and the Sellers. The obligations of each of Purchaser and the Sellers to consummate the transactions contemplated by this Agreement are subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions precedent:

           (a) no Legal Proceedings shall have been instituted or threatened or claim or demand made against any of the Sellers, Companies or Subsidiaries, or Purchaser by a Governmental Body seeking to restrain or prohibit, or to obtain substantial damages with respect to, the consummation of the transactions contemplated hereby, and there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

           (b) the waiting period under the HSR Act shall have expired or early termination shall have been granted and the Seller, the Companies or Subsidiaries shall have obtained or made any other consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Body required to be obtained or made by it in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby; provided, however, that such consents, approvals, orders, authorizations, registrations or filings shall only be deemed conditions precedent to the obligations of the Sellers or Purchaser to consummate the transactions contemplated by this Agreement to the extent that the absence of any such consents, approvals, orders, authorizations, registrations or filings shall result, with respect to the Sellers, in a material Liability to the Sellers and, with respect to Purchaser, in a material Liability to the Companies and Subsidiaries;

           (c) Purchaser and CSG shall have executed and delivered a Transition Services Agreement with respect to the services and common space set forth on Exhibit B attached hereto in a form mutually agreed to by Purchaser and the Seller (the "Transition Services Agreement");

           (d) Purchaser and CSG shall have executed and delivered the Intellectual Property and License Agreement in the form attached hereto as Exhibit C (the "Distribution Agreement" and, together with the Transition Services Agreement, the "Ancillary Agreements"); and


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
           (e) Purchaser, the Sellers and an escrow agent reasonably acceptable to Purchaser and the Sellers (the "Escrow Agent") shall have executed and delivered an Escrow Agreement in a form reasonably acceptable to Purchaser and the Sellers (the "Escrow Agreement").

           7.2 Conditions Precedent to Obligations of Purchaser. The obligation of Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions precedent (any or all of which may be waived by Purchaser in whole or in part to the extent permitted by applicable Law):

           (a) the representations and warranties of the Sellers qualified as to materiality or Material Adverse Effect shall be true and correct, and those not so qualified shall be true and correct in all material respects (other than the representations and warranties contained in (i) the first sentence of Section
3.1 (Organization and Qualification), (ii) Section 3.4 (Ownership and Transfer of Securities), (iii) Section 3.7 (Financial Advisors), (iv) the first sentence of Section 4.1 (Organization and Qualification), (v) Section 4.2 (Subsidiaries),
(vi) Section 4.14 (Brokers), (vii) Section 4.18 (Capitalization), (viii) Section
4.22 (Related Party Transactions) and (ix) Section 4.24 (Certain Payments), which representations and warranties shall be true and correct), in each case, as of the date of this Agreement and as of the Closing as though made at and as of the Closing, except to the extent such representations and warranties expressly speak as of an earlier date (in which case such representations and warranties qualified as to materiality or Material Adverse Effect shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date);

           (b) the Sellers and the Companies shall have performed and complied in all material respects with all obligations and agreements required in this Agreement to be performed or complied with by them on or prior to the Closing Date;

           (c) there shall not have been or occurred any event, change, occurrence or circumstance that, individually or in the aggregate with any such events, changes, occurrences or circumstances, has had, or would reasonably be expected to have, a Material Adverse Effect since the date of this Agreement;

           (d) Purchaser shall have received a certificate signed by the Seller, in form and substance reasonably satisfactory to Purchaser, dated the Closing Date, to the effect that each of the conditions specified above in Sections 7.2(a)-(c) have been satisfied in all respects.

           (e) Purchaser shall have received the written resignations and release of claims to fees or expenses of each of the directors and officers of the Companies and Subsidiaries identified by Purchaser prior to Closing, each in form and substance reasonably satisfactory to Purchaser;


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
           (f) no Legal Proceedings shall have been instituted or threatened or claim or demand made against Purchaser by a Governmental Body, and there shall not be in effect any Order by a Governmental Body of competent jurisdiction, in each case, seeking to require divestiture by Purchaser or any of its Affiliates of any material amount of the assets and properties of the Companies or Subsidiaries;

           (g) the Sellers, the Companies or Subsidiaries shall have obtained those consents, waivers and approvals which are in order for the Companies and Subsidiaries to have continued use of their software licenses on the same terms and conditions as prior to the Closing, other than those consents, waiver and approvals with respect to software licenses, the absence of which would not have, or would not reasonably be expected to have, a Material Adverse Effect, each in a form satisfactory to Purchaser and copies thereof shall have been delivered to Purchaser; and

           (h) Purchaser shall have received the items listed in Section 2.7;

           7.3 Conditions Precedent to Obligations of the Sellers. The obligation of the Sellers to consummate the transactions contemplated by this Agreement is subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions precedent (any or all of which may be waived by the Sellers in whole or in part to the extent permitted by applicable Law):

           (a) the representations and warranties of Purchaser set forth in this Agreement qualified as to materially and Purchaser Material Adverse Effect shall be true and correct, and those not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of the Closing as though made at and as of the Closing, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materially and Purchaser Material Adverse Effect shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date);

           (b) Purchaser shall have performed and complied in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date;

           (c) The Sellers shall have received a certificate signed by Purchaser, in form and substance reasonably satisfactory to Seller, dated the Closing Date, to the effect that each of the conditions in Sections 7.3(a) and
(b) have been satisfied in all respects;

           (d) The Sellers shall have received all documents it may reasonably request relating to the existence of Purchaser and the authority for Purchaser for this Agreement, all in form and substance reasonably satisfactory to Purchaser;


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
           (e) The Companies and Subsidiaries shall have an aggregate of no more than $7,400,000 of Cash on hand; provided, however, that the condition contained in this Section 7.3(e) shall have no force or effect unless the Sellers shall have used their reasonable best efforts to extract Cash from the Companies and Subsidiaries (including a willingness to incur normal withholding or similar Taxes in connection therewith) and, provided further, if the condition contained in this Section 7.3(e) shall not have previously been satisfied, Purchaser shall have the right and option (but not the obligation) to cause such condition to be satisfied by (i) at any time following the date hereof, agreeing in writing to pay to the Sellers, in accordance with Section 2.5(d), 100% of the excess of the Cash remaining in the Companies and Subsidiaries over $7,400,000 as of the Closing Date (the "Excess Cash Amount"), (ii) after the date that is 60 days following the date hereof, agreeing in writing to pay to the Sellers, in accordance with Section 2.5(d), 90% of the Excess Cash Amount or (iii) after the date that is 100 days following the date hereof, agreeing in writing to pay to the Sellers, in accordance with Section 2.5(d), 75% of the Excess Cash Amount.

           (f) The actions contemplated by clause (iii) of the definition of Reorganization shall have been effected in compliance with Section 6.2(c).

                                  ARTICLE VIII

                                 INDEMNIFICATION

           8.1 Survival of Representations and Warranties. The representations and warranties of the parties contained in this Agreement, any certificate delivered pursuant hereto or any Seller Document, Company Document or Purchaser Document shall survive the Closing through and including the 18 month anniversary of the Closing Date; provided, however, that the representations and warranties (a) of the Sellers set forth in Sections 3.1 (Organization and Qualification), 3.2 (Authorization; Binding Effect), 3.4 (Ownership and Transfer of Securities), 3.7 (Financial Advisors), 4.1 (Organization and Qualification),
4.2 (Subsidiaries), 4.3 (Authorization; Binding Effect), 4.18 (Capitalization) and 4.14 (Brokers) (collectively, the "Seller Special Representations"), shall survive the Closing indefinitely, (b) of the Sellers set forth in Section 4.9(b) (Business Employees) and Sections 4.15(g)(i) and 4.15(o) (Certain Tax Matters) (the "Seller Statute of Limitations Representation") shall survive the Closing until 90 days following the expiration of the applicable statute of limitations with respect to the particular matter that is the subject matter thereof, (c) of the Sellers set forth in Section 4.15 (Certain Tax Matters) (except with respect to those representations specifically referenced in clause (b) of this Section 8.1) shall survive until the Closing and (d) of Purchaser set forth in Sections
5.1 (Organization and Good Standing), 5.2 (Authorization of Agreement) and 5.6 (Financial Advisors) (collectively, the "Purchaser Special Representations") shall survive the Closing indefinitely (in each case, the "Survival Period"); provided, however, that any obligations under Sections 8.2(a)(i) and 8.2(b)(i) shall not terminate with respect to any Losses as to which the Person to be indemnified shall have given notice (stating in reasonable detail the basis of the claim for indemnification) to the indemnifying party in accordance with
Section 8.3(a) before the termination of the applicable Survival Period.


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
           8.2 Indemnification.

           (a) Subject to Sections 8.1 and 8.4 hereof and in addition to the indemnification obligations set forth in Article IX, the Sellers hereby, jointly and severally, agree to indemnify and hold Purchaser and its Affiliates (including the Companies and Subsidiaries) and their respective directors, officers, employees, stockholders, agents, attorneys, representatives, successors and assigns (collectively, the "Purchaser Indemnified Parties") harmless from and against, and pay to the applicable Purchaser Indemnified Parties the amount of, any and all losses, Liabilities, claims, obligations, deficiencies, demands, judgments, damages, interest, fines, penalties, assessments, awards, costs and expenses (including reasonable costs of investigation and defense and reasonable attorneys' and other professionals'
fees), whether or not involving a third party claim (individually, a "Loss" and, collectively, "Losses") actually suffered:

               (i) based upon, attributable to or resulting from the failure of any of the representations or warranties made by the Sellers in this Agreement or in any Seller Document or Company Document to be true and correct at and as of the date hereof and at and as of the Closing Date;

               (ii) based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of the Sellers or (prior to the Closing) the Companies under this Agreement or any Seller Document or Company Document;

               (iii) based upon, attributable to or resulting from any Company Transaction Expenses incurred prior to the Closing Date to the extent that the amount of such Company Transaction Expenses exceeds the amount of Company Transaction Expenses used for purposes of Section 2.2; and

               (iv) based upon, attributable to or resulting from the Da Vinci Obligations;

               (v) costs and Liabilities incurred by the Companies and the Subsidiaries in connection with, or associated with, the Reorganization, to the extent not paid, reflected in the Included Current Liabilities or otherwise satisfied prior to the Closing Date, other than Liabilities (which do not constitute Included Current Liabilities) assumed as described in clause (iii)(A) of the definition of Reorganization;

               (vi) based upon, attributable to or resulting from the FairPoint Business other than as expressly required in the Distribution Agreement;

               (vii) based upon, attributable to, resulting from, arising from or relating to (A) any Benefit Plan unless otherwise expressly provided in this Agreement other than a Company Plan, (B) any Non-Transferred Employee, (C) any current or former employee or independent contractor of Seller, any of its Affiliates, any Company or any Subsidiary whose services are or were not primarily dedicated to the Business; or


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
               (viii) subject to Section 8.4(j), based upon, attributable to or resulting from any failure by CSG or any of its subsidiaries (including the Companies and Subsidiaries) to deliver prior to the Closing Date all licenses and sublicenses required by, or any delay in the performance by CSG or any of its subsidiaries (including the Companies and Subsidiaries) prior to the Closing Date of, their obligations under the provisions of (A) Purchase Order No. IT/PO/006/2005-06 issued by Bharat Sanchar Nigam Ltd. to CSG International dated as of May 17, 2005 order dated May 2005 with Bharat Sanchar Nigam Ltd. ("BSNL") and (B) Purchase Order No. IT/PO/005/2005-06 issued by BSNL to CSG Systems India Pvt. Ltd. dated as of May 17, 2005, including those referenced in the letter dated July 1, 2005 from BSNL to CSG International.

          Notwithstanding the foregoing and solely with respect to this Article VIII, there shall be excluded from "Losses" hereunder, and there shall be no indemnification by Sellers hereunder in respect of, any item to the extent of the amount of any Liability or reserve reflected in the Closing Working Capital Statement in respect thereof.

           (b) Subject to Sections 8.1 and 8.4, Purchaser hereby agrees to indemnify and hold the Sellers and their Affiliates, agents, attorneys, representatives, successors and permitted assigns (collectively, the "Seller Indemnified Parties") harmless from and against, and pay to the applicable Seller Indemnified Parties the amount of any and all Losses:

               (i) based upon, attributable to or resulting from the failure of any of the representations or warranties made by Purchaser in this Agreement or in any Purchaser Document to be true and correct at the date hereof and as of the Closing Date;

               (ii) based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of Purchaser under this Agreement or any Purchaser Document; and

               (iii) based upon, attributable to or resulting from any claim by a third party who is a party to a Seller Guaranteed Contract except in the event and to the extent that such third party claim is based upon, attributable to, or results from a breach of any representation or warranty of the Sellers contained in this Agreement or in any Seller Document.

           (c) The right to indemnification or any other remedy based on representations, warranties, covenants and agreements in this Agreement, or any Seller Documents, Company Document or Purchaser Document shall not be affected by any investigation conducted at any time, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution


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
and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of, or compliance with, any such representation, warranty, covenant or agreement. The waiver of any condition based on the accuracy of any such representation or warranty, or on the performance of or compliance with any such covenant or agreements, will not affect the right to indemnification or any other remedy based on such representations, warranties, covenants and agreements.

           8.3 Indemnification Procedures.

           (a) A claim for indemnification for any matter not involving a third party claim may be asserted by notice to the party from whom indemnification is sought; provided, however, that failure to so notify the indemnifying party shall not preclude the indemnified party from any indemnification which it may claim in accordance with this Article VIII except to the extent such failure shall have adversely prejudiced the indemnifying party.

           (b) In the event that any Legal Proceedings shall be instituted or that any claim or demand shall be asserted by any third party in respect of which indemnification may be sought under Section 8.2 hereof (regardless of the limitations set forth in Section 8.4) (a "Third Party Claim"), the indemnified party shall promptly cause written notice of the assertion of any Third Party Claim of which it has knowledge which is covered by this indemnity to be forwarded to the indemnifying party. The failure of the indemnified party to give reasonably prompt notice of any Third Party Claim shall not release, waive or otherwise affect the indemnifying party's obligations with respect thereto except to the extent that the indemnifying party can demonstrate actual loss and prejudice as a result of such failure. Subject to the provisions of this Section 8.3, the indemnifying party shall have the right, at its sole expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the indemnified party, and to defend against, negotiate, settle or otherwise deal with any Third Party Claim which relates to any Losses indemnified against hereunder. If the indemnifying party elects to defend against, negotiate, settle or otherwise deal with any Third Party Claim which relates to any Losses indemnified by it hereunder, it shall within 30 days of the indemnified party's written notice of the assertion of such Third Party Claim (or sooner, if the nature of the Third Party Claim so requires) notify the indemnified party of its intent to do so; provided, that the indemnifying party must conduct the defense of the Third Party Claim actively and diligently thereafter in order to preserve its rights in this regard. If the indemnifying party elects not to defend against, negotiate, settle or otherwise deal with any Third Party Claim which relates to any Losses indemnified against hereunder, fails to notify the indemnified party of its election as herein provided or contests its obligation to indemnify the indemnified party for such Losses under this Agreement, the indemnified party may defend against, negotiate, settle or otherwise deal with such Third Party Claim at its own expense. If the indemnified party defends any Third Party Claim, then the indemnifying party shall reimburse the indemnified party for the expenses of defending such Third Party Claim upon submission of periodic bills. If the indemnifying party shall assume the defense of any Third


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
Party Claim, the indemnified party may participate, at his or its own expense, in the defense of such Third Party Claim; provided, however, that such indemnified party shall be entitled to participate in any such defense with separate counsel at the expense of the indemnifying party if (i) so requested by the indemnifying party to participate or (ii) in the reasonable opinion of counsel to the indemnified party, a conflict or potential conflict exists between the indemnified party and the indemnifying party that would make such separate representation advisable; and provided, further, that the indemnifying party shall not be required to pay for more than one such counsel for all indemnified party in connection with any Third Party Claim. The parties hereto agree to provide reasonable access to the other to such documents and information as may be reasonably requested in connection with the defense, negotiation or settlement of any such Third Party Claim. Notwithstanding anything in this Section 8.3 to the contrary, neither the indemnifying party nor the indemnified party shall, without the written consent of the other party, settle or compromise any Third Party Claim or permit a default or consent to entry of any judgment unless the claimant or claimants and such party provide to such other party an unqualified release from all Liability in respect of the Third Party Claim. If the indemnifying party makes any payment on any Third Party Claim, the indemnifying party shall be subrogated, to the extent of such payment, to all rights and remedies of the indemnified party to any insurance benefits or other claims of the indemnified party with respect to such Third Party Claim.

           (c) After any final decision, judgment or award shall have been rendered by a Governmental Body of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the indemnified party and the indemnifying party shall have arrived at a mutually binding agreement, in each case with respect to a Third Party Claim hereunder, the indemnified party shall forward to the indemnifying party notice of any sums due and owing by the indemnifying party pursuant to this Agreement with respect to such matter and the indemnifying party shall pay all of such remaining sums so due and owing to the indemnified party by wire transfer of immediately available funds within five (5) Business Days after the date of such notice.

           8.4 Limitations on Indemnification for Breaches of Representations and Warranties.

           (a) An indemnifying party shall not have any Liability under Section 8.2(a)(i), or Section 8.2(b)(i) hereof unless the aggregate amount of Losses incurred by the indemnified parties and indemnifiable thereunder based upon, attributable to or resulting from the failure of any of the representations or warranties to be true and correct exceeds three-fourths percent (0.75%) of the Purchase Price (the "Basket") and, in such event, the indemnifying party shall be required to pay the amount of all such Losses in excess of the Basket; provided that the Basket limitation shall not apply to Losses related to the failure to be true and correct of any of the representations and warranties set forth in the Seller Special Representations, the Seller Statute of Limitations Representation and the Purchaser Special Representations. In addition, the indemnified party shall have no recourse under this Article for any individual items where the Loss relating thereto is less than $25,000; provided, however, that such items shall be aggregated for purposes of determining whether the Basket has been exceeded in accordance with the first sentence of this Section 8.4(a).


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
           (b) Neither the Sellers nor Purchaser shall be required to indemnify any Person under Section 8.2(a)(i) or 8.2(b)(i) for an aggregate amount of Losses exceeding thirty percent (30%) of the Purchase Price (the "Cap") in connection with Losses related to the failure to be true and correct of any of the representations or warranties of the Sellers or Purchaser in Articles III, IV and V, respectively; provided that there shall be no Cap with respect to Losses related to the failure to be true and correct of any of the representations or warranties contained in the Seller Special Representations, the Seller Statute of Limitations Representation and the Purchaser Special Representations.

           (c) For purposes of determining the failure of any representations or warranties to be true and correct, the breach of any covenants and agreements, and calculating Losses hereunder, any materiality or Material Adverse Effect qualifications in the representations and warranties shall be disregarded.

           (d) No action taken by the Sellers, the Companies or the Subsidiaries in compliance with Section 6.2(c) shall be considered for purposes of determining the whether any representations or warranties are true and correct at Closing.

           (e) The representation and warranty contained in Section 4.13(b)(i) shall be deemed to be qualified by the phrase "To the Knowledge of the Sellers and the Companies" at the beginning thereof solely for purposes of determining whether the Sellers shall have Liability for Losses, subject to the other terms and conditions of this Article VIII, arising from the infringement, misappropriation or other violation of Intellectual Property rights of any third party that occurs before or after the Closing in accordance with the example set forth below. For purposes of clarity, the following example is provided: if the Sellers and the Companies had no Knowledge of a violation of the Intellectual Property rights of a third party and it is ultimately determined that such rights were violated and $100 of Losses (calculated in accordance with the balance of this Article VIII) resulted therefrom, $40 of which were attributable to pre-Closing violations and $60 of which were attributable to post-Closing violations, the Sellers would be responsible only for that portion of the Losses attributable to pre-Closing violations which would amount to $40 of such Losses. To the extent that any infringement, misappropriation or other violation of Intellectual Property rights of any third party occurs from and after the Closing solely as a result of modifications to the Intellectual Property made by Purchaser, the Sellers shall have no obligation to provide indemnification under this Article VIII.

           (f) The amount of the indemnifying party's Liability under this Agreement shall be net of any amounts recovered by the indemnified party under applicable insurance policies and other savings that have been realized by, the indemnified party. If an indemnifying party's obligation under Section 8.2 or
Article IX arises in respect of an adjustment which makes allowable to the indemnified party, any of its Affiliates or, in the case of the Purchaser, effective upon the Closing, any Company or Subsidiary any deduction,


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
amortization, exclusion from income or other allowance (a "Tax Benefit") which would not, but for such adjustment, be allowable, then any payment by the indemnifying party to the indemnified party shall be an amount equal to (x) the amount otherwise due but for this subsection (d), minus (y) the present value of the Tax Benefit multiplied by the maximum federal or state, as the case may be, corporate Tax rate in effect at the time the relevant adjustment is made or, in the case of a credit, by 100 percent. The present value referred to in the preceding sentence shall be determined using a discount rate equal to the mid-term applicable federal rate in effect at the time the relevant adjustment is made and assuming that the Tax Benefit will be used at the earliest date or dates allowable by applicable Law; provided, however, that if the Tax Benefit constitutes an increase in basis of nondepreciable, nonamortizable property, it shall be taken into account only when actually realized prior to the expiration of the period provided for in Section 9.12.

           (g) Notwithstanding anything to the contrary elsewhere in this Agreement, no party shall, in any event, be liable to any other Person for any consequential, incidental, indirect, special or punitive damages of such other Person, including loss of future revenue, income or profits, diminution of value or loss of business reputation or opportunity relating to the breach or alleged breach hereof; provided, that the foregoing shall not be construed to preclude recovery by the indemnified party in respect of Losses directly incurred from Third Party Claims. The Sellers and Purchaser shall each take commercially reasonable actions to mitigate their damages.

           (h) From and after the Closing, except in the event of fraud (in which case the parties shall be entitled to exercise all of their rights, and seek all damages available to them, under law or equity) the sole and exclusive remedy for any breach or failure to be true and correct, or alleged breach or failure to be true and correct, of any representation or warranty or any covenant or agreement in this Agreement, shall be indemnification in accordance with this Article VIII. In furtherance of the foregoing, the parties hereby waive, to the fullest extent permitted by applicable Law, any and all other rights, claims and causes of action (including rights of contributions, if any) known or unknown, foreseen or unforeseen, which exist or may arise in the future, that it may have against the Sellers or Purchaser, as the case may be, arising under or based upon any federal, state or local Law (including any such Law relating to environmental matters or arising under or based upon any securities Law, common Law or otherwise). Notwithstanding the foregoing, this
Section 8.4(g) shall not operate to interfere with or impede the operation of the provisions of Article IX or Article II providing for the (i) resolution of certain disputes relating to the Purchase Price between the parties and/or by an Arbiter and (ii) limit the rights of the parties to seek equitable remedies (including specific performance or injunctive relief).

           (i) The Sellers shall have no right of contribution or other recourse against the Companies or Subsidiaries or their respective directors, officers, employees, Affiliates, agents, attorneys, representatives, assigns or successors for any Third Party Claims asserted by Purchaser Indemnified Parties, it being acknowledged and agreed that the covenants and agreements of the Companies are solely for the benefit of the Purchaser Indemnified Parties.


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
           (j) Purchaser Indemnified Parties shall be responsible for 25% of all Losses under Section 8.2(a)(viii) up to $1,300,000 on a proportional basis, such that the Sellers shall indemnify Purchase Indemnified Parties for 75% of Losses covered by Section 8.2(a)(viii) up to $1,300,000 and 100% of Losses in excess thereof.

                                   ARTICLE IX

                                   TAX MATTERS

           9.1 Tax Indemnification by the Sellers. The Sellers hereby agree to be jointly and severally liable for and to indemnify and hold the Purchaser Indemnified Parties harmless from and against, and pay to the applicable Purchaser Indemnified Parties the amount of, any and all Losses in respect of
(i) all Taxes of each of the Companies and Subsidiaries (or any predecessor thereof) (A) for any taxable period ending on or before the close of business on the Closing Date ("Pre-Closing Taxable Period"), and (B) for the portion of any Straddle Period ending at the close of business on the Closing Date (determined as provided in Section 9.4); (ii) any and all Taxes imposed on the Companies and the Subsidiaries as a result of the Reorganization; (iii) any and all Taxes imposed on any of the Companies or Subsidiaries as a result of having been before the Closing Date a member of an affiliated, consolidated, combined or unitary group, by reason of liability under Treasury Regulations Section 1.1502-6, Treasury Regulations Section 1.1502-78 (or any predecessor or successor thereof or any analogous or similar provision under state, local or foreign Law); (iv) the failure of the Sellers to perform any covenant contained in this Agreement with respect to Taxes; (v) any Taxes resulting from, arising out of or based on the Section 338(h)(10) Election (as defined in Section 9.8);
(vi) the failure of any of the representations and warranties of the Sellers contained in Sections 4.15(g)(i) and 4.15(o) to be true and correct in all respects (determined without regard to any qualification related to materiality contained therein); and (vii) any failure by the Sellers to timely pay any and all Taxes required to be borne by the Sellers pursuant to Section 9.9; provided, however, that the Sellers shall have no obligation pursuant to this Section 9.1 if such Loss is attributable to or resulting from any action described in
Section 9.14 hereof; and provided, further, that the Sellers shall be obligated to make payments pursuant to this Section 9.1 only to the extent that the cumulative amount that would otherwise be payable by the Sellers pursuant to this Section 9.1 (notwithstanding this proviso) exceeds (x) the aggregate amount of the provisions for Tax Liabilities (including any Tax Liabilities reflected in the Included Current Liabilities as well as the $5,000,000 figure in respect of Tax reserves referred to as a Working Capital Adjustment) reflected on the Closing Working Capital Statement minus (y) the cumulative amount of any payment made by Purchaser pursuant to Section 9.2(ii) hereof.


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
           9.2 Tax Indemnification by Purchaser. Except for any Taxes subject to the Sellers' indemnification obligation under Section 9.1, Purchaser hereby agrees to be liable for and to indemnify and hold the Seller Indemnified Parties harmless from and against, and pay to the applicable Seller Indemnified Parties the amount of, any and all Losses in respect of (i) all Taxes of each of the Companies and the Subsidiaries (A) for any taxable period beginning after the close of business on the Closing Date ("Post-Closing Taxable Period") and (B) for the portion of any Straddle Period beginning after the close of business on the Closing Date (determined as provided in Section 9.4); (ii) all Taxes imposed on the Companies and Subsidiaries that would be subject to the Sellers' indemnification obligation under Section 9.1, but for the final proviso of
Section 9.1; (iii) the failure of Purchaser to perform any covenant contained in this Agreement with respect to Taxes; and (iv) any failure by Purchaser to pay any and all Taxes required to be borne by Purchaser pursuant to Section 9.9.

           9.3 Preparation of Tax Returns and Payment of Taxes.

           (a) Where required or permitted by applicable Law, the Sellers shall include the Companies and Subsidiaries, or cause the Companies and Subsidiaries to be included in, and shall file or cause to be filed, (i) the United States consolidated federal income Tax Returns of the Sellers for the taxable periods (or portions thereof) of the Companies and Subsidiaries ending on or prior to the Closing Date and (ii) where applicable, all other consolidated, combined or unitary Tax Returns for the taxable periods (or portions thereof) of the Companies and Subsidiaries ending on or prior to the Closing Date, and shall pay any and all Taxes due with respect to the returns referred to in clause (i) or
(ii) of this Section 9.3(a), including but not limited to any liability due with respect to any Section 338(h)(10) Election made pursuant to Section 9.8 hereof. The Sellers shall also (and shall cause the Companies and Subsidiaries to) timely file all other Tax Returns of or which include the Companies or any of the Subsidiaries required to be filed (taking into account any extensions) on or prior to the Closing Date and shall pay or cause to be paid any and all Taxes shown as due thereon. All Tax Returns described in this Section 9.3(a) shall be prepared in a manner consistent with prior practice unless a contrary treatment is required by applicable Law.

           (b) Purchaser shall cause to be prepared and timely filed all Tax Returns (other than those Tax Returns described in Section 9.3(a)) required to be filed by the Companies and Subsidiaries after the Closing Date and, subject to the right to payment from the Sellers under Section 9.3(c), pay or cause to be paid all Taxes shown as due thereon. To the extent any Taxes shown due on any Tax Return described in this Section 9.3(b) are indemnifiable by the Seller, such Tax Return shall be prepared in a manner consistent with prior practice unless a contrary treatment is required by applicable Law, and Purchaser shall provide (or cause the Companies and Subsidiaries to provide) the Sellers with copies of such Tax Returns (or, in the case of Tax Returns that include Purchaser or any Affiliate of Purchaser other than the Companies and Subsidiaries, the portion of such Tax Returns relating to the Companies and the Subsidiaries) at least 30 days prior to the due date for filing thereof (including extensions) for the Seller's review and approval and the Sellers


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shall have the right (at the Seller's expense) to review all work papers and procedures used to prepare any such Tax Return. The Sellers and Purchaser shall attempt in good faith to resolve any disagreements regarding such Tax Returns prior to the due date for filing. In the event that the Sellers and Purchaser are unable to resolve any dispute with respect to such Tax Return at least fifteen (15) days prior to the due date for filing, such dispute shall be resolved pursuant to Section 9.10, which resolution shall be binding on the parties. Notwithstanding the foregoing, nothing contained in this Section 9.3 shall in any manner terminate, limit or adversely affect any right of the Purchaser Indemnified Parties, the Sellers or the Companies and Subsidiaries to receive indemnification pursuant to any provision in this Agreement.

           (c) Not later than three (3) days prior to the due date for the payment of Taxes (including extensions) on any Tax Returns which Purchaser has the responsibility to file or cause to be filed pursuant to Section 9.3(b), the Sellers shall pay to Purchaser an amount equal to that portion of the Taxes shown on such return for which the Sellers have an obligation to indemnify the Purchaser Indemnified Parties pursuant to the provisions of Section 9.1. No payment pursuant to this Section 9.3(c) shall excuse the Sellers from their indemnification obligations pursuant to Section 9.1 if the amount of Taxes as ultimately determined (on audit or otherwise) for the periods covered by such Tax Returns exceeds the amount of the Seller's payment under this Section 9.3(c).

           9.4 Straddle Period Tax Allocation. The parties acknowledge that, for federal income Tax purposes, the taxable year of the Companies and Subsidiaries that are U.S. corporations will end as of the close of the Closing Date. With respect to all other Taxes, the Sellers and Purchaser will, unless prohibited by applicable Law, take such actions as may be required to close the taxable period of the Companies and Subsidiaries as of the close of the Closing Date. In any case where applicable Law does not permit any Company or Subsidiary to close its taxable year as of the close of the Closing Date or in any case in which a Tax is assessed with respect to a taxable period which includes the Closing Date (but does not end on that day) (a "Straddle Period"), then Taxes, if any, attributable to the taxable period of the Companies and Subsidiaries beginning before and ending after the Closing Date shall be allocated (i) to the Sellers for the period up to and including the Closing Date, and (ii) to Purchaser for the period subsequent to the Closing Date. Any allocation of income or deductions required to determine any Taxes attributable to any period beginning before and ending after the Closing Date shall be made (A) in the case of income Taxes or Taxes based on or related to income or receipts or any sales or use Tax, by means of a closing of the books and records of the applicable Company or Subsidiary as of the close of the Closing Date, provided that exemptions, allowances or deductions that are calculated on an annual basis (including, but not limited to, depreciation and amortization deductions) shall be allocated between the period ending on the Closing Date and the period after the Closing Date in proportion to the number of days in each such period and (B) in the case of other Taxes, on a per diem basis. All determinations necessary to give effect to the allocation set forth in the foregoing clause (A) shall be made in a manner consistent with the past practice of the relevant Companies and the Subsidiaries.


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
           9.5 Tax Audits and Indemnification Procedures.

           (a) If notice of any legal proceeding with respect to Taxes of any of the Companies or Subsidiaries (a "Tax Claim") shall be received by either the Sellers or Purchaser for which the other party may reasonably be expected to be liable pursuant to Section 9.1 or 9.2 respectively, the notified party, within 30 days after receipt of such written notice, shall notify such other party in writing of such Tax Claim; provided, however, that the failure of the notified party to give the other party notice as provided herein shall not relieve such other party of its obligations under this Article IX except to the extent that such other party is actually prejudiced thereby.

           (b) Purchaser shall have the right, at the expense of the Sellers to the extent such Tax Claim is subject to indemnification by the Sellers pursuant to Section 9.1 hereof, to represent the interests of the Companies and Subsidiaries in any Tax Claim (other than Tax Claims arising out of Tax Returns referred to in Section 9.3(a) and Tax Claims relating exclusively to Pre-Closing Tax Periods), provided that the Purchaser shall not settle any such claim without the consent of the Seller, which consent shall not be unreasonably withheld. If Purchaser elects to represent the interests of the Companies or Subsidiaries with respect to any Tax Claim described in this Section 9.5(b), the Sellers may, at their own expense, participate in the defense of such claim.

           (c) The Sellers shall have the right to represent the Companies and Subsidiaries with respect to any Tax Claim arising out of a Tax Return referred to in Section 9.3(a) and any Tax Claim relating exclusively to a Pre-Closing Tax Period; provided, however, if the result of such Tax Claim involves an issue that recurs in taxable periods of the Companies or Subsidiaries ending after the Closing Date or otherwise could materially adversely affect Purchaser or any of the Companies or Subsidiaries for any taxable period ending after the Closing Date, then there shall be no settlement with respect thereto without the consent of Purchaser, which consent will not be unreasonably withheld.

           (d) The Sellers may discharge, at any time, their indemnification obligation under Section 9.1 by paying to the Purchaser the full amount at issue and payable as of the date of such payment pursuant to Section 9.1, calculated on the date of such payment.

           9.6 Termination of Tax Allocation Agreements. Any and all Tax allocation or Tax sharing agreements or other agreements or arrangements relating to Tax matters between any of the Companies or Subsidiaries on the one hand, and the Sellers or any of their Affiliates, on the other hand, shall be terminated as of the Closing Date and, from and after the Closing Date, none of the Companies, the Subsidiaries, the Sellers or any Affiliate of the Sellers shall have any further rights or liabilities pursuant to any such agreement or arrangement for any past or future period.

           9.7 Carrybacks. Following the Closing Date, Purchaser, the Companies and Subsidiaries shall, to the extent permissible under applicable Law, waive the right to carryback any income Tax losses, credits or similar items attributable to the Companies and Subsidiaries from a taxable period (or portion thereof) beginning after the Closing Date to a taxable period beginning before the Closing Date.


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
9.8      338 Elections.

           (a) Section 338(g) Election. The Sellers acknowledge that Purchaser may make an election under Section 338(g) of the Code and any corresponding or similar elections under state, local or foreign tax law with respect to any of the Companies and Subsidiaries that is not a U.S. corporation. Purchaser shall provide the Sellers with notice of any such election as required by the Treasury Regulations under Section 338 of the Code.

           (b) Section 338(h)(10) Election.

               (i) CSG shall, or shall cause its Affiliates to (as the case may be), join with Purchaser in making an election under Section 338(h)(10) of the Code and the Treasury Regulations and any corresponding or similar elections under state, local or foreign tax law (collectively, the "Section 338(h)(10) Election") with respect to any of the Companies and Subsidiaries that is a U.S. corporation.

               (ii) Subject to this Section 9.8, Purchaser shall be responsible for the preparation and filing of all forms and documents required in connection with the Section 338(h)(10) Election . In addition to the Form 8023, the Sellers shall execute (or cause to be executed) and deliver to Purchaser such additional documents or forms as are reasonably requested to complete properly the Section 338(h)(10) Election at least 30 days prior to the date such Section 338(h)(10) Election is required to be filed.

               (iii) Purchaser and the Sellers shall file, and shall cause their Affiliates to file, all Tax Returns and statements, forms and schedules in connection therewith in a manner consistent with the
          Section 338(h)(10) Election and shall take no position contrary thereto unless required to do so by applicable Law.

               (iv) The parties agree that they shall retain Standard & Poor's Corporate Value Consulting (at the expense of Purchaser except that $25,000 of such expenses shall be paid by the Sellers) to (A) allocate the Purchase Price and any other items that are treated as additional purchase price among the Companies and Subsidiaries based on the fair market value of their respective assets and liabilities and (B) provide a separate fair market valuation of the Business Intellectual Property owned by the Companies and Subsidiaries. Purchaser and the Sellers shall allocate the Purchase Price in accordance with Standard & Poor's Corporate Value Consulting's determinations and all Tax Returns and reports filed by Purchaser, the Sellers, and their respective Affiliates (including, but not limited to, Tax Returns required by Treasury Regulations promulgated under Sections 338 and 1060 of the Code) shall be prepared consistently with such allocation.


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
           9.9 Transfer Taxes. All documentary, sales, use, value added, transfer, stamp and similar Taxes, fees or governmental charges as levied by any Governmental Body (including any interest and penalties) in connection with the purchase and sale of stock or assets contemplated by this Agreement shall be borne and paid equally by Purchaser and the Seller. Purchaser will file all necessary Tax Returns with respect to such Taxes, fees or governmental charges, and, if required by applicable law, the Sellers will, and will cause their Affiliates to, join in the execution of any such Tax Returns. The Sellers and Purchaser shall cooperate with each other and use reasonable efforts to obtain any available mitigation, reduction or exemption for any such Taxes, fees or governmental charges.

           9.10 Disputes. Any dispute as to any matter covered by Article IX shall be resolved by the Arbiter. The fees and expenses of the Arbiter shall be borne one-half by the Sellers and one-half by Purchaser. If any dispute with respect to a Tax Return is not resolved prior to the due date (including all available extensions) of such Tax Return, such Tax Return shall be filed in the manner which the party responsible for preparing such Tax Return deems correct; provided, however, that if the Arbiter subsequently determines that the other party's position with respect to the dispute is correct, such other party's indemnification obligation with respect to such Tax Return pursuant to Section
9.1 or 9.2, as the case may be, shall not exceed the amount such other party would have had to pay with respect to such Tax Return pursuant to Section 9.1 or 9.2, as the case may be, if such Tax Return had been prepared in the manner proposed by such other party. If, as a result of the previous sentence, such other party has paid an amount in excess of its indemnification obligation, the party responsible for filing such Tax Return shall promptly pay to the other party the amount of such excess.

           9.11 Treatment of Indemnity Payments. The Sellers and Purchaser agree to treat any indemnity payments made pursuant to Articles VIII and IX as an adjustment to the Purchase Price for all income tax purposes. If, notwithstanding the treatment required by the preceding sentence, any indemnification payment under Article VIII or Article IX is finally determined to be taxable to the party receiving such payment by any Taxing Authority, the indemnifying party shall pay an amount that reflects the hypothetical Tax consequences of the receipt of accrual of such payment , using the maximum statutory rate (or rates, in the case of an item that affects more than one tax) applicable to the recipient of such payment for the relevant year, reflecting for example, the effect of deductions available for interest paid or accrued and for Taxes such as state and local income Taxes.

           9.12 Time Limits. Any claim for indemnity under this Article IX may be made at any time prior to thirty (30) days after the expiration of the applicable Tax statute of limitations with respect to the relevant taxable period (including all periods of extension, whether automatic or permissive).


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
           9.13 Exclusivity. Except to the extent provided in Section 8.4(f), the indemnification provided for in this Article IX shall be the sole remedy for any claim in respect of Taxes, including any claim arising out of or relating to a breach of Section 4.15. In the event of a conflict between the provisions of this Article IX, on the one hand, and the provisions of Article VIII, on the other, the provisions of this Article IX shall control.

           9.14 Purchaser Covenants. Without the consent of the Sellers, which consent shall not be unreasonably withheld, Purchaser covenants that it will not cause or permit the Companies, the Subsidiaries or any Affiliate of Purchaser
(i) other than as contemplated by this Agreement, to take any action on the Closing Date other than in the Ordinary Course of Business, including but not limited to the distribution of any dividend or the effectuation of any redemption that could give rise to any Tax liability or reduce any Tax asset of the Sellers or their Affiliates or give rise to any loss of the Sellers or their Affiliates under this Agreement, or (ii) except as required by Law, to amend any Tax Return that includes all or any portion of a Pre-Closing Taxable Period, take any position on any Tax Return, or enter into any agreement with any Taxing Authority, that results in an increased Tax Liability of the Sellers or their Affiliates (or a reduction of any Tax asset that would have otherwise been retained by the Sellers or their Affiliates (other than the Companies and Subsidiaries)) in respect of a Pre-Closing Taxable Period.

           9.15 Refunds and Tax Benefits. Purchaser shall promptly pay or cause to be paid to the Sellers all refunds of Taxes and interest thereon received by Purchaser, any Affiliate of Purchaser, any Company or any Subsidiary attributable to Taxes paid by the Sellers, any Company or any Subsidiary (or any predecessor or Affiliate of the Seller) with respect to any taxable period (or portion thereof) ending on or before the Closing Date, except to the extent that such refunds are reflected in the calculation of Closing Working Capital. If, in lieu of receiving any such refund, any Company or Subsidiary reduces a Tax liability with respect to any taxable period (or portion thereof) beginning after the Closing Date, or increases a Tax asset that can be carried forward to any taxable period (or portion thereof) beginning after the Closing Date, Purchaser shall promptly pay or cause to be paid to the Sellers the amount of such reduction in Tax liability or the amount of any benefit resulting from such increase in Tax assets, as the case may be.

           9.16 Cooperation on Tax Matters. Purchaser and the Sellers agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information (including access to books and records) and assistance relating to the Companies and Subsidiaries as is reasonably necessary for the filing of any return (including any report required pursuant to Section 6043A of the Code and all Treasury Regulations promulgated thereunder), for the preparation for any audit, and for the prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment. Purchaser and the Sellers agree to retain or cause to be retained all books and records pertinent to the Companies and the Subsidiaries until the applicable period for assessment under applicable law (giving effect to any and all extensions or waivers) has expired, and to abide by or cause the abidance with all record retention agreements entered into with any Taxing Authority. Each Company agrees to give the Sellers


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
reasonable notice prior to transferring, discarding or destroying any such books and records relating to Tax matters and, if the Sellers so request, the Company shall allow the Sellers to take possession of such books and records. Purchaser and the Sellers shall cooperate with each other in the conduct of any audit or other proceedings involving the Company for any Tax purposes and each shall execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this subsection.


                                    ARTICLE X

                                   TERMINATION

           10.1 Termination of Agreement. This Agreement may be terminated prior to the Closing as follows:

           (a) At the election of the Sellers or Purchaser on or after January 31, 2006 (such date, as it may be extended, the "Termination Date"), if the Closing shall not have occurred by the close of business on such date, provided that the terminating party is not in material default of any of its obligations hereunder.

           (b) by mutual written consent of the Sellers and Purchaser;

           (c) by the Sellers or Purchaser if there shall be in effect a final nonappealable Order of a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; it being agreed that, subject to the last sentence of Section 6.4(b) hereof, the parties hereto shall promptly appeal any adverse determination which is not nonappealable (and pursue such appeal with reasonable diligence); provided, however, that the right to terminate this Agreement under this Section 10.1(c) shall not be available to a party if such Order was primarily due to the failure of such party to perform any of its obligations under this Agreement;

           (d) by Purchaser if the Sellers or any Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, or if any representation or warranty of the Sellers or any Company shall have become untrue, in either case such that the conditions set forth in Sections 7.2(a) or 7.2(b) would not be satisfied and such breach is incapable of being cured or, if capable of being cured, shall not have been cured within thirty (30) days following receipt by the Sellers of notice of such breach from Purchaser; or

           (e) by the Sellers if Purchaser shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, or if any representation or warranty of Purchaser shall have become untrue, in either case such that the conditions set forth in Sections 7.3(a) or 7.3(b) would not be satisfied and such breach is incapable of being cured or, if capable of being cured, shall not have been cured within thirty (30) days following receipt by Purchaser of notice of such breach from the Seller.


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
           10.2 Procedure Upon Termination. In the event of termination and abandonment by Purchaser or the Seller, or both, pursuant to Section 10.1, written notice thereof shall forthwith be given to the other party or parties, and this Agreement shall terminate, and the purchase of the Securities hereunder shall be abandoned, without further action by Purchaser, the Companies or the Seller.

           10.3 Effect of Termination. In the event that this Agreement is validly terminated as provided herein, then each of the parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without Liability to Purchaser, the Sellers or any Company; provided, however, that the obligations of the parties set forth in this Section 10.3, Article XI, Section 6.6(b) and
Section 6.8 hereof shall survive any such termination and shall be enforceable hereunder; provided further, however, that nothing in this Section 10.3 shall relieve Purchaser, the Sellers or any Company of any Liability for a breach of this Agreement prior to the effective date of termination.

                                   ARTICLE XI

                                  MISCELLANEOUS

           11.1 Expenses. Except as otherwise provided in this Agreement, the Sellers and Purchaser shall each bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby, it being understood that in no event shall the Companies or Subsidiaries bear any of such costs and expenses. Notwithstanding the foregoing, the Sellers and Purchaser shall each be responsible for one-half of the filing fees lawfully payable to or at the request of any Governmental Body in connection with this Agreement.

           11.2 Specific Performance. The Sellers acknowledge and agree that a breach of this Agreement would cause irreparable damage to Purchaser and that Purchaser will not have an adequate remedy at law. Therefore, the obligations of the Sellers under this Agreement, including the Sellers' obligation to sell the Securities to Purchaser, shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

           11.3 Submission to Jurisdiction; Consent to Service of Process; Waiver of Jury Trial.

           (a) The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of New York over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related


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
thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

           (b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by delivery of a copy thereof in accordance with the provisions of Section 11.6.

           (c) THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

           11.4 Entire Agreement; Amendments and Waivers. This Agreement (including the schedules and exhibits hereto), the Seller Documents, the Purchaser Documents and the Side Letter represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.


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
           11.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such state.

           11.6 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by facsimile (with written confirmation of transmission) or (iii) one Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

                  If to the Sellers, to:

                           CSG Systems International, Inc.
                           7887 East Belleview Avenue
                           Ste. 1000
                           Englewood, CO 80111
                           United States of America
                           Attn: Joseph T. Ruble, Senior Vice President and
                                 General Counsel, Corporate Development
                           Facsimile: (303) 804-4012

                  With a copy to:

                           Davis Polk & Wardwell
                           450 Lexington Avenue
                           New York, NY 10017
                           United States of America
                           Attn:  George R. Bason, Jr.
                           Facsimile: (212) 450-3800

                  If to Purchaser, to:

                           c/o Comverse Technology, Inc.
                           909 Third Avenue
                           New York, NY 10022
                           United States of America
                           Attn: Paul Robinson, Vice President of Legal and General Counsel
                           Facsimile: (212) 652-6725


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
                  With a copy to:

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, NY 10153
                           United Stated of America
                           Attn: David Zeltner, Esq.
                           Facsimile: (212) 310-8007

           11.7 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

           11.8 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by either the Sellers or Purchaser (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void; provided, however, that Purchaser may assign this Agreement and any or all rights or obligations hereunder (including Purchaser's rights to purchase the Securities and Purchaser's rights to seek indemnification hereunder) to any Affiliate of Purchaser or any Person to which Purchaser or any of its Affiliates proposes to sell all or substantially all of the assets relating to the business of Purchaser. Upon any such permitted assignment, the references in this Agreement to Purchaser shall also apply to any such assignee unless the context otherwise requires.

           11.9 Non-Recourse.

           (a) No past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or representative of Purchaser shall have any Liability for any obligations or liabilities of Purchaser under this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

           (b) No past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or representative of the Sellers shall have any Liability for any obligations or liabilities of the Sellers under this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.


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
           11.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.




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
           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

                                  COMVERSE, INC.

                                  By: /s/ David Kreinberg
                                      ------------------------------------------
                                      Name:  David Kreinberg
                                      Title: Director

                                  CSG SYSTEMS INTERNATIONAL, INC.

                                  By: /s/ Peter E. Kalan
                                      ------------------------------------------
                                      Name:  Peter E. Kalan
                                      Title: Chief Financial Officer

                                  CSG NETHERLANDS CV, ACTING THROUGH ITS GENERAL PARTNER, CSG INTERNATIONAL HOLDINGS, LLC

                                  By: /s/ Peter E. Kalan
                                      ------------------------------------------
                                      Name:  Peter E. Kalan
                                      Title: Director

                                  CSG SOFTWARE, INC.

                                  By: /s/ Peter E. Kalan
                                      ------------------------------------------
                                      Name:  Peter E. Kalan
                                      Title: Director

                                  CSG AMERICAS HOLDINGS, INC.

                                  By: /s/ Peter E. Kalan
                                      ------------------------------------------
                                      Name:  Peter E. Kalan
                                      Title: Director

                                  CSG NETHERLANDS BV

                                  By: /s/ Joseph T. Ruble
                                      ------------------------------------------
                                      Name:  Joseph T. Ruble
                                      Title: Director

                                  CSG TECHNOLOGY LIMITED

                                  By: /s/ Joseph T. Ruble
                                      ------------------------------------------
                                      Name:  Joseph T. Ruble
                                      Title: Director